SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a)

OF THE SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO. 1)

Filed by the Registrant [X]

Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[X]

Preliminary Proxy Statement

[   ]

Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[   ]

Definitive Proxy Statement

[   ]

Definitive Additional Materials

[   ]

Soliciting Material Pursuant to §240.14a-12

MIDWEST AIR GROUP, INC.
(Name of Registrant as Specified In Its Charter)

N/A
(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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[X]

No fee required.

[   ]

Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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computed pursuant to Exchange Act Rule 0-11
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and state how it was determined):
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Fee paid previously with preliminary materials.

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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PRELIMINARY COPY

SUBJECT TO COMPLETION

MIDWEST AIR GROUP, INC.

6744 South Howell Avenue

Oak Creek, Wisconsin 53154

(414) 570-4000

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON JUNE 14, 2007

To the Shareholders of

MIDWEST AIR GROUP, INC.:

Notice is hereby given that the Annual Meeting of Shareholders (the “Meeting”) of Midwest Air Group, Inc. (the “Company”) will be held at the Skyway Airlines Technical Services Center, 401 East Layton Avenue, Milwaukee, Wisconsin on June 14, 2007 at 10:00 a.m. CDT, for the following purposes:

1.

To elect three directors to serve for a three-year term to expire at the 2010 Annual Meeting of Shareholders; and

2.

To transact such other business as may properly come before the Meeting or any adjournments or postponements thereof.

Holders of record of common stock of the Company at the close of business on May 11, 2007 (the “Record Date”) will be entitled to notice of and to vote at the Meeting and any adjournments or postponements thereof.

All Company shareholders are cordially invited to attend the Meeting in person.  Your vote is very important.  Whether or not you attend the Meeting, please take the time to vote your shares by promptly completing, signing, dating and mailing the WHITE proxy card in the postage-paid envelope provided by following the instructions for voting by telephone or via the Internet.  You retain the right to revoke the proxy at any time before it is actually voted by delivering notice of such revocation to the Secretary of the Company in open meeting or by filing with the Secretary of the Company either a notice of revocation or a duly executed proxy bearing a later date.

Please note that AirTran Holdings, Inc. (“AirTran”) has given notice of its intention to nominate a slate of three individuals to serve as directors of the Company at the Meeting.  You may receive proxy solicitation materials from AirTran.  THE BOARD OF DIRECTORS OF THE COMPANY STRONGLY URGES YOU NOT TO SIGN OR RETURN ANY PROXY CARD SENT TO YOU BY AIRTRAN.  If you have previously signed a proxy card sent to you by AirTran, you can revoke that earlier proxy and vote for the Company’s Board of Directors’ nominees by signing, dating and returning the WHITE proxy card in the postage-paid envelope provided.

By Order of the Board of Directors,

Carol N. Skornicka
Senior Vice President-Corporate Affairs,
Secretary and General Counsel
Milwaukee, Wisconsin
May 16, 2007

IMPORTANT

You will not be admitted to the Meeting without proper identification (such as a driver’s license or passport) and proof of your ownership of Company Common Stock.  A reasonable number of duly authorized and constituted proxies for shareholders who held Company Common Stock as of the Record Date for the Meeting as determined in the sole discretion of the chairman of the Meeting may also be admitted to the Meeting.

Registration will begin at 9:00 a.m. CDT.  Please allow ample time for check-in.  Along with your proper identification, please bring evidence of either your stock ownership or the grant of any valid proxy you hold with you in order to be admitted to the Meeting.  If your shares (or the shares of the shareholder who granted you the proxy) are held in the name of a broker, nominee, fiduciary or other custodian and you plan to attend the Meeting in person, please bring a copy of your broker statement, the proxy card mailed to you by your bank or broker or other proof of ownership of Company Common Stock (or the equivalent proof of ownership as of the close of business on the Record Date of the shareholder who granted you the proxy).

Cameras, cell phones, recording equipment and other electronic devices will not be permitted at the meeting.

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOUR VOTE IS VERY IMPORTANT.  PLEASE SIGN AND DATE THE ENCLOSED WHITE PROXY CARD AND RETURN IT IN THE POSTAGE-PAID ENVELOPE PROVIDED AS SOON AS POSSIBLE.

IF YOU HAVE ANY QUESTIONS OR NEED ANY ASSISTANCE IN VOTING YOUR WHITE PROXY CARD, PLEASE CONTACT OUR PROXY SOLICITOR:

MACKENZIE PARTNERS, INC.

105 Madison Avenue

New York, New York 10016

TOLL-FREE:

(800) 322-2885

i

PRELIMINARY COPY

SUBJECT TO COMPLETION

MIDWEST AIR GROUP, INC.

6744 South Howell Avenue

Oak Creek, Wisconsin 53154

Proxy Statement for Annual Meeting of Shareholders

To Be Held on June 14, 2007

This proxy statement is furnished beginning on or about May 16, 2007 in connection with the solicitation of proxies by the Board of Directors of Midwest Air Group, Inc. (the “Company”) to be used at the Annual Meeting of Shareholders (the “Meeting”) of the Company, which will be held at 10:00 a.m. CDT, June 14, 2007 at the Skyway Airlines Technical Services Center, 401 East Layton Avenue, Milwaukee, Wisconsin and at any adjournments or postponements thereof.

Shareholders may vote their shares in one of four ways.

(1)  By mail.  The shares of a shareholder who completes and properly signs the accompanying proxy card and returns it in the enclosed envelope before the Meeting will be voted as directed by such shareholder at the Meeting and any adjournments or postponements of the Meeting.  The shares of a shareholder who properly signs and returns the WHITE proxy card, but does not specify how to vote, will be voted in favor of the election of the director nominees listed below except that WHITE proxy cards returned by a broker to indicate a broker non-vote will not be so voted and will not constitute a vote “for” the election of the individuals nominated by the Company’s Board of Directors to serve as directors.

(2)  By telephone.  Most shareholders who hold their shares in “street name” through a broker, nominee, fiduciary or other custodian will receive a voting form from their bank or brokerage firm, rather than the Company’s WHITE proxy card.  A large number of banks and brokerage firms are participating in a program that allows eligible shareholders to vote by telephone.  If a shareholder’s bank or brokerage firm is participating in the telephone voting program, then such bank or brokerage firm will provide the shareholder with instructions for voting by telephone on the voting form.  If a shareholder’s bank or brokerage firm does not provide the shareholder with a voting form, but the shareholder instead receives the Company’s WHITE proxy card, then such shareholder should mark the enclosed WHITE proxy card, date it and sign it, and return it in the enclosed envelope.  Shareholders who are record holders of their shares may vote by telephone by following the instructions on the WHITE proxy card.

(3)  Via the Internet.  Most shareholders who hold their shares in “street name” through a broker, nominee, fiduciary or other custodian will receive a voting form from their bank or brokerage firm, rather than the Company’s WHITE proxy card.  A large number of banks and brokerage firms are participating in a program that allows eligible shareholders to vote via the Internet.  If a shareholder’s bank or brokerage firm is participating in the online voting program, then such bank or brokerage firm will provide the shareholder with instructions for voting via the Internet on the voting form.  If a shareholder’s bank or brokerage firm does not provide the shareholder with a voting form, but the shareholder instead receives the Company’s WHITE proxy card, then such shareholder should mark the enclosed WHITE proxy card, date it and sign it, and return it in the enclosed envelope.  Shareholders who are record holders of their shares may vote via the Internet by following instructions on the WHITE proxy card.

(4)  In person.  Written ballots will be available from the Company’s Secretary before the Meeting commences.  A shareholder whose shares are held in the name of a bank, broker or other holder of record must obtain a proxy, executed in such shareholder’s favor, from the record holder in order for such shareholders to vote their shares in person at the Meeting.  However, shareholders who send in their WHITE proxy cards, and also attend the Meeting, do not need to vote again unless they wish to revoke their proxy.

Telephone and Internet voting procedures, if available, are designed to authenticate shareholders’ identities, to allow shareholders to give their voting instructions and to confirm that their instructions have been properly recorded.  Shareholders voting via the Internet should understand that there might be costs that they must bear associated with electronic access, such as usage charges from Internet access providers and telephone companies.

Any shareholder (other than shareholders holding shares in “street name”) granting a proxy pursuant to this solicitation or otherwise may revoke it at any time before it is exercised by delivering notice of such revocation to the Secretary of the Company in open meeting or in writing by filing with the Secretary of the Company either a notice of revocation or a duly executed proxy bearing a later date, or by attending the Meeting and voting in person (although attendance at the Meeting will not in and of itself constitute a revocation of a proxy).  If you have given voting instructions to a broker, nominee, fiduciary or other custodian that holds your shares in “street name,” you may revoke those instructions by following the directions given by the broker, nominee, fiduciary or other custodian.

If you previously voted for any of AirTran’s nominees, you can change your vote.  To change your vote, simply sign, date and return the enclosed WHITE proxy card in the postage-paid envelope provided.  The Board of Directors strongly urges you to revoke any proxy card you may have returned to AirTran and to vote FOR the Board’s director nominees.  Only your latest dated proxy will count at the Meeting.

The Record Date for shareholders entitled to notice of and to vote at the Meeting is the close of business on May 11, 2007.  As of the Record Date, there were __________ shares outstanding of the Company’s common stock (“Common Stock”), par value $0.01 per share.  Each share of Common Stock is entitled to one vote on each matter to come before the Meeting.

Recent Developments

AirTran Exchange Offer

On January 11, 2007, AirTran, through its wholly owned subsidiary, Galena Acquisition Corp., commenced an unsolicited exchange offer to purchase all of the outstanding shares of Common Stock for $6.625 in cash and 0.5884 shares of AirTran common stock, par value $0.001 per share, for each share of Common Stock.  On January 24, 2007, following extensive discussion of reports and analyses by its advisors, the terms of the exchange offer and the various alternatives available to the Company, the Board unanimously determined that the proposed per share consideration offered by AirTran was inadequate and that therefore the exchange offer was inadequate and not in the best interests of the Company, its shareholders and its stakeholders and that in light of Midwest’s future prospects, the Company’s shareholders will be best served by the Company continuing to pursue its long-term strategic plan.  Accordingly, the Board unanimously recommended to Midwest’s shareholders that they reject AirTran’s exchange offer and not tender their shares of Common Stock.  AirTran’s exchange offer was initially set to expire on February 8, 2007, but AirTran extended the expiration date to March 8, 2007, and subsequently extended the expiration date to April 11, 2007.

On April 2, 2007, AirTran announced that it had revised this exchange offer such that each share of Common Stock would be exchanged for $9.00 in cash and 0.5842 of a share of AirTran common stock in connection with this announcement, AirTran extended the expiration date of the exchange offer to May 16, 2007.

The Company’s Board of Directors has unanimously determined to recommend that the Company’s shareholders reject the exchange offer and not tender their shares in the exchange offer.  This recommendation is discussed and included in the Company’s Solicitation/Recommendation Statement on Schedule 14D-9 and the amendments thereto filed by the Company with the Securities and Exchange Commission (the “SEC”).  These documents can be obtained without charge at sec.gov and at midwestairlines.com.  Company shareholders are strongly urged to read these filings as they contain important information about AirTran’s exchange offer and the Board of Directors’ recommendation against accepting the AirTran exchange offer.

AirTran Director Nominations

On February 1, 2007, AirTran, the beneficial holder of 200 shares of Common Stock, gave notice of its intention to nominate a slate of three individuals to serve as directors of the Company at the Meeting.

ELECTION OF DIRECTORS

The Board of Directors has nine members, divided into three classes.  Each year, one class is elected to serve for a term of three years.  At the Meeting, holders of Common Stock will be entitled to elect three directors.  Each of the six directors in the other classes will continue to serve in accordance with his or her previous election.  Directors will be elected by a plurality of votes cast at the Meeting (assuming a quorum is present).  For this purpose, “plurality” means that the individuals receiving the largest number of votes are elected as directors, up to the maximum number of directors to be chosen at the election.  Consequently, any shares not voted at the Meeting, whether due to abstentions, broker non-votes or otherwise, will have no impact on the election of directors (assuming a quorum is present).  If you sign and return proxies sent by AirTran, you will not be supporting the individuals nominated by the Company’s Board for re-election.  The only way to support the individuals nominated by the Company’s Board is to vote FOR the Board’s nominees on the enclosed WHITE proxy card.

Proxies received representing Common Stock will, unless otherwise directed, be voted in favor of the election of each of the three nominees named below to serve as directors until the 2010 Annual Meeting of Shareholders and until their respective successors have qualified and been elected.  Pursuant to the Company’s Bylaws, written notice of other qualifying nominations by shareholders for election to the Board of Directors must have been received by the Secretary by February 4, 2007.  On February 1, 2007, AirTran gave notice of its intention to nominate a slate of three individuals to serve as directors of the Company at the Meeting.

Listed below are the names of the individuals nominated by the Company’s Board for election to the Board of Directors at the Meeting for a three-year term and of each director of the Company whose term will continue after the Meeting, together with certain additional information concerning each such nominee and director as of March 26, 2007.  As used below, “Company” refers to Midwest Air Group, Inc. (known as Midwest Express Holdings, Inc. from July 1995 through December 2003) and, for the period prior to the formation of Midwest Express Holdings, Inc. in July 1995, to Midwest Airlines, Inc. (“Midwest Airlines”), which is a wholly owned subsidiary of Midwest Air Group, Inc.  The individuals nominated by the Company’s Board are currently directors of the Company.  If any of the individuals nominated by the Company’s Board should be unable or unwilling to serve, then the proxies, pursuant to the authority granted to them by the Board of Directors, will have discretionary authority to select and vote for substitute nominees.  The Board of Directors has no reason to believe that any of the individuals nominated by the Company’s Board will be unable or unwilling to serve.

NOMINEES FOR ELECTION AS DIRECTORS

Terms Expiring at 2010 Annual Meeting

Name	Age	Business Experience During Last Five Years	Director Since

John F. Bergstrom	60	Chairman and Chief Executive Officer of Bergstrom Corporation (automobile sales and leasing) since 1974. Director of Wisconsin Energy Corporation and Kimberly-Clark Corporation.	1993

Frederick P. Stratton, Jr.	67	Chairman Emeritus of Briggs & Stratton Corporation (engine manufacturing). Chairman of the Board of Directors of Briggs & Stratton Corporation from 2001 to January 2003. Chairman and Chief Executive Officer of Briggs & Stratton Corporation from 1986 to 2001 (retired as Chief Executive Officer in 2001). Director of Baird Funds, Inc., Weyco Group, Inc. and Wisconsin Energy Corporation.	1988

James R. Boris	62	Chairman of JB Capital Management, LLC (private investment firm). Chairman and Chief Executive Officer of EVEREN Capital Corporation and its predecessor firm, Kemper Securities, Inc. from 1990 to 1999. Non-executive Chairman of Integrys Energy Group, Inc., director of Smurfit-Stone Container Corporation and the Chicago Board Options Exchange.	2006

THE BOARD RECOMMENDS THE FOREGOING NOMINEES FOR ELECTION AS DIRECTORS AND URGES EACH SHAREHOLDER TO VOTE “FOR” ALL NOMINEES ON THE ENCLOSED WHITE PROXY CARD.

DIRECTORS CONTINUING IN OFFICE

Terms Expiring at 2008 Annual Meeting

Name	Age	Business Experience During Last Five Years	Director Since

Timothy E. Hoeksema	60	Chairman of the Board, President and Chief Executive Officer of the Company since 1983. Director of Marshall & Ilsley Corporation from 1999 to 2003. Director of The Marcus Corporation.	1983

Ulice Payne, Jr.	51	President of Addison-Clifton, LLC (provider of global trade compliance advisory services) from May 2004 to present. President and Chief Executive Officer of the Milwaukee Brewers Baseball Club from 2002 to 2003. Partner with Foley & Lardner LLP (national law firm) from 1998 to 2002. Director of Northwestern Mutual, Wisconsin Energy Corporation and Badger Meter, Inc.	1998

David H. Treitel	52	Chairman and Chief Executive Officer of Simat Helliesen & Eicher, Inc. (aviation consulting) since 1996. President of Simat Helliesen & Eicher, Inc. from 1993 to 1999. Equity Trustee of Lease Investment Flight Trust since 2001. Independent Trustee of Aircraft Finance Trust since 1999. Independent Trustee of Castle 2003-1 and Castle 2003-2 since 2003.	1984

Terms Expiring at 2009 Annual Meeting

Name	Age	Business Experience During Last Five Years	Director Since

Samuel K. Skinner	68	Of Counsel to Greenberg Traurig, LLP (national law firm). Chair of Chicago Governmental Affairs Practice. Chairman, President and Chief Executive Officer of USF Corporation from 2000 to 2003. Co-Chairman of the law firm Hopkins & Sutter from 1998 to 2000. White House Chief of Staff from 1991 to 1992 and U.S. Secretary of Transportation from 1989 to 1991.	1998

Elizabeth T. Solberg	67	Independent consultant. Regional President and Senior Partner of Fleishman-Hillard Inc. (international public relations firm) from 1998 to 2005. Director Ferrellgas, Inc., general partner of Ferrellgas Partners, L.P.	2001

Richard H. Sonnentag	67	Managing partner of Cobham Group LP (investment partnership) since 1994. Private investor since 1990. Served as a director of Midwest Airlines from 1983 to 1990.	1997

CORPORATE GOVERNANCE MATTERS

Independence and Meetings

The Company’s Board of Directors has affirmatively determined that all of the Company’s directors (other than Mr. Hoeksema) are “independent” as defined in the corporate governance listing standards of the American Stock Exchange.

The Company’s Board of Directors held five in-person meetings and nine telephonic meetings in 2006.  Each director attended at least 75% of the meetings of the Board of Directors and committees on which he or she serves.  It is the Company’s policy that its directors use their best efforts to attend (either in person or by telephone) all of the Board of Directors meetings, committee meetings, and annual and special shareholders’ meetings.  All directors attended the Company’s 2006 Annual Meeting of Shareholders in person.

The Company requires its non-management directors to meet in executive session at the end of each regularly scheduled Board of Directors meeting, not including routine telephonic meetings, and at such other times as any of the non-management directors determine necessary or appropriate.  The chairpersons of the Audit Committee, the Compensation Committee, and the Board Affairs and Governance Committee rotate as the presiding director of the executive sessions of the non-management directors.

The Company’s Board of Directors annually conducts an assessment of its performance and effectiveness, and directors annually assess their individual performance.

Committees

The Board of Directors has four standing committees:  an Audit Committee, a Board Affairs and Governance Committee, a Compensation Committee, and an Executive Committee.

Audit Committee.  The Audit Committee, which in 2006 met four times in person and four times on regularly scheduled telephone calls, currently consists of Messrs. Sonnentag (Chairman), Stratton and Payne.  The Company’s Board of Directors has determined that Mr. Sonnentag qualifies as an “audit committee financial expert” as defined under SEC regulations.  The Audit Committee exercises the powers of the Board of Directors in connection with the Company’s accounting and financial reporting practices, and provides a channel of communication between the Board of Directors and the Company’s internal audit function and independent registered public accountants.  The Audit Committee annually reviews its charter and performs an evaluation of its performance and effectiveness.

Board Affairs and Governance Committee.  The Board Affairs and Governance Committee, which met three times in person and three times telephonically in 2006, currently consists of Messrs. Treitel (Chairman), Boris and Skinner.  The Board Affairs and Governance Committee recommends nominees for the Company’s Board of Directors and reviews qualifications, compensation and benefits for the Board of Directors, and other matters relating to the Board.  The Board Affairs and Governance Committee annually reviews its charter and performs an evaluation of its performance and effectiveness.

The Board of Directors has delegated the identification, recruitment and screening of director candidates for shareholder election to the Board Affairs and Governance Committee.  In identifying and evaluating nominees for director, the Board Affairs and Governance Committee seeks to ensure that the Board of Directors possesses, in the aggregate, the strategic, managerial, and financial skills and experience necessary to fulfill its duties and to achieve its objectives, and seeks to ensure that the Board of Directors is composed of directors who have broad and diverse backgrounds, possessing knowledge in areas that are of importance to the Company.  The Board Affairs and Governance Committee evaluates each candidate on a case-by-case basis, regardless of who recommended the nominee, based on the director expectations and qualifications set forth in the Company’s Corporate Governance Guidelines.  In addition, the Board Affairs and Governance Committee ensures that at least one director has the requisite experience and expertise to be designated as an “audit committee financial expert.”

The Board Affairs and Governance Committee provides directors with opportunities to become informed of governance practices by providing them with information about available director education programs and by distributing relevant books, articles and other printed materials.

In looking at the qualifications of each candidate to determine if his or her election would further the goals described above, the Board Affairs and Governance Committee takes into account all factors it considers appropriate, which may include leadership, independence, interpersonal skills, financial acumen, business experiences, industry knowledge and diversity of viewpoints.  At a minimum, each director nominee must have displayed the highest personal and professional ethics, integrity, values and sound business judgment.  In addition, the Board Affairs and Governance Committee believes that all directors must possess the following specific qualities and skills:

•

A director should be highly accomplished in his or her respective field, with superior credentials and recognition.

•

A director should have expertise and experience relevant to the Company’s business, and be able to offer advice and guidance to the chief executive officer based on that expertise and experience.

•

A director must have time available to devote to activities of the Board of Directors and to enhance his or her knowledge of the Company’s business.

•

A director should have demonstrated the ability to work well with others.

The Board Affairs and Governance Committee maintains a list of potential directors who may satisfy these criteria and who the Committee believes may be qualified to serve on the Board.  The Committee also solicits nominations from the Board of Directors.  The Board Affairs and Governance Committee assesses the performance of each director whose term is expiring to determine whether he or she should be nominated for re-election.  The Board Affairs and Governance Committee may retain resources including a director search firm to assist in the identification, recruitment and screening of director candidates.

The Board Affairs and Governance Committee will consider persons recommended by shareholders to become nominees for election as directors.  Shareholders should send their written recommendations for director nominees to the Board Affairs and Governance Committee in care of the Secretary of the Company, together with appropriate biographical information concerning each proposed nominee, subject to the requirements described below.

The Company’s Bylaws set forth certain requirements for shareholders wishing to nominate director candidates directly for consideration by the shareholders.  With respect to an election of directors to be held at an annual meeting, a shareholder must, among other things, give notice of intent to make such a nomination to the Secretary of the Company in advance of the meeting in compliance with the terms and within the time period specified in the Company’s Bylaws.  Pursuant to these requirements, a shareholder must give a written notice of intent to the Secretary of the Company not less than 45 days nor more than 70 days prior to the first annual anniversary of the date set forth on the Company’s proxy statement for the immediately preceding annual meeting as the date the Company first mailed the definitive proxy materials.  Accordingly, to bring a nomination before the 2008 Annual Meeting, the nomination must be received by the Secretary between March 7, 2008 and April 1, 2008.

Compensation Committee.  The Compensation Committee, which met two times in person and once telephonically in 2006, consists of Messrs. Bergstrom (Chairman) and Stratton and Ms. Solberg.  The Compensation Committee establishes all forms of compensation for the officers of the Company, administers the Company’s benefit plans for officers and employees, reviews and recommends officer selection, responds to SEC requirements on Compensation Committee reports, and performs other functions relating to officer succession and compensation.  The Compensation Committee annually reviews its charter and performs an evaluation of its performance and effectiveness.  Additional information regarding the Compensation Committee may be found under “Executive Compensation – Compensation Discussion and Analysis – Administration and Process” in this proxy statement.

Executive Committee.  The Executive Committee, which did not meet in 2006, consists of Messrs. Hoeksema (Chairman), Bergstrom and Stratton.  The Executive Committee exercises the full authority of the Board of Directors in the management of the business affairs of the Company to the extent permitted by law or not otherwise limited by the Board of Directors.

Availability of Certain Corporate Governance Documents

The Company has available on its Web site at midwestairlines.com its Code of Business Conduct; Corporate Governance Guidelines; and charters for the Audit Committee, Board Affairs and Governance Committee, Compensation Committee, and Executive Committee.  All of these documents are also available in print upon written request to the Director of Investor Relations of the Company at 6744 South Howell Avenue HQ-14, Oak Creek, WI 53154.  The Company is not including the information contained on or available through its Web site as a part of, or incorporating such information by reference into, this proxy statement.

Communications with Board of Directors

Shareholders may communicate with the Board of Directors by writing to the Board of Directors in care of the Secretary of the Company (or, at the shareholder’s option, to a specific director).

Midwest Air Group, Inc.

Board of Directors

c/o Secretary of the Company

6744 South Howell Avenue

Oak Creek, WI  53154

The Secretary will ensure that this communication (assuming it is properly marked to the Board of Directors or to a specific director) is delivered to the Board of Directors or the specified director, as the case may be.

The Company has established a confidential hotline for Company personnel and third parties to report suspected violations of law and questionable accounting and auditing practices.  Concerns reported on the hotline are received directly by the chairman of the Audit Committee of the Board of Directors.  Callers may request a personal response from the chairman or they may remain anonymous.  All concerns will be handled confidentially.  The hotline number is 800-596-5429.

EXECUTIVE OFFICERS

The executive officers of the Company as of March 1, 2007, together with their ages, positions and business experience for the past five years are:

Name	Age	Position

Timothy E. Hoeksema	60	Chairman of the Board, President and Chief Executive Officer

Curtis E. Sawyer	55	Senior Vice President, Chief Financial Officer and Controller

David C. Reeve	61	Senior Vice President-Operations; President and Chief Executive Officer, Skyway Airlines, Inc.

Carol N. Skornicka	65	Senior Vice President-Corporate Affairs, Secretary and General Counsel

Christopher I. Stone	56	Senior Vice President-Human Resources

Scott R. Dickson	53	Senior Vice President and Chief Marketing Officer

Dennis J. O’Reilly	51	Treasurer and Director of Investor Relations

Timothy E. Hoeksema has been a director, chairman of the board, president and chief executive officer of the Company since 1983.

Curtis E. Sawyer was appointed senior vice president, chief financial officer and controller in September 2004.  Before joining the Company, he served as vice president and chief financial officer of Memphis, Tennessee-based Pinnacle Airlines, Inc., operating as Northwest Airlink, from 1997 to August 2004.

David C. Reeve has served as senior vice president of operations of the Company since 1998 and has served as chairman of the board of Skyway Airlines, Inc. (d/b/a Midwest Connect) since 1999.  He served as president of Skyway Airlines, Inc. from 1997 to 2000, and president and chief executive officer of Skyway Airlines, Inc. from 2006 to present.

Carol N. Skornicka has served as senior vice president of corporate affairs, secretary and general counsel of the Company since 1998.  She also served as vice president and general counsel from 1996 to 1998.

Christopher I. Stone was appointed senior vice president of human resources in 2000.  Before joining the Company, he served Hewitt Associates, a human resources consulting firm, as senior consultant from 1994 to 2000.

Scott R. Dickson was appointed senior vice president and chief marketing officer in January 2005.  Before joining the Company, he served as president of Airline Partner Services, Inc., a firm that provided marketing and management services to airlines serving the Americas, from 2003 to January 2005; as chairman, president and chief executive of Vanguard Airlines, Inc. from 2001 to 2003 (in July 2002, Vanguard Airlines filed a Chapter 11 proceeding, and the assets of the airline were liquidated); and as vice president of planning and revenue management for Grupo TACA, an airline servicing North, Central and South America, from 1998 to 2001.

Dennis J. O’Reilly has served as treasurer and director of investor relations since 1999.  Mr. O’Reilly served as assistant treasurer from 1996 to 1999.

STOCK OWNERSHIP OF MANAGEMENT AND OTHERS

The following table sets forth, as of March 26, 2007 (unless otherwise indicated), the number of shares of Common Stock beneficially owned by (i) each director of the Company (including the nominees), (ii) each of the executive officers named in the Summary Compensation Table set forth below under “Executive Compensation,” (iii) all directors and executive officers of the Company as a group, and (iv) each person known to the Company to be the beneficial owner of more than 5% of the Common Stock.  Except as otherwise indicated, persons listed have sole voting and investment power over shares beneficially owned.

Name of Beneficial Owner	Shares	Percent of Class

Timothy E. Hoeksema	857,560 (1) (2)	3.5%

Curtis E. Sawyer	49,700 (1) (2)	*

Scott R. Dickson	43,360 (1) (2)	*

David C. Reeve	197,851 (1) (2)	*

Carol N. Skornicka	197,329 (1) (2)	*

John F. Bergstrom	42,796 (3) (4)	*

James R. Boris	4,249 (4)	*

Ulice Payne, Jr.	13,122	*

Samuel K. Skinner	20,178 (4)	*

Elizabeth T. Solberg	14,000 (4)	*

Richard H. Sonnentag	35,292 (5)	*

Frederick P. Stratton, Jr.	62,053 (4)	*

David H. Treitel	34,423 (4)	*

All directors and executive officers as a group (15 persons)	1,777,313(1) (2) (4)	7.3%

Octavian Master Fund, L.P. 650 Madison Avenue, 26th Floor New York, NY 10022	1,460,000 (6)	6.0%

Litespeed Management LLC 237 Park Avenue, Suite 900 New York, NY 10017	1,451,700 (7)	5.9%

T. Rowe Price Associates, Inc. 100 East Pratt Street Baltimore, MD 21202	1,222,700 (8)	5.0%

__________

* Less than one percent.

(1)

Includes shares of Common Stock in which the person or persons noted had an interest under the Midwest Airlines Savings & Investment Plan as of December 31, 2006.  Such plan’s Common Stock fund is a unitized account that is invested in Common Stock and in liquid funds.  As of a given date, each participant with an investment in the stock fund has a number of share units, and the participant’s interest in Common Stock depends upon the aggregate number of shares of Common Stock held in the stock fund as of that date.  Thus, each participant has voting rights with respect to share units based upon the aggregate number of shares held in the stock fund as of the record date for a shareholders’ meeting.  Each participant has the ability to divest share units through intraplan transfers.

(2)

Includes shares of Common Stock that may be purchased under currently exercisable stock options within 60 days of the Record Date, as follows:  Mr. Hoeksema,569,683 shares; Mr. Sawyer, 24,800 shares; Mr. Dickson, 18,660 shares; Mr. Reeve, 158,020 shares; Ms. Skornicka, 152,333 shares; and all directors and executive officers as a group, 1,079,132 shares.

(3)

Mr. Bergstrom has shared voting and investment control over 1,745 shares that are held in trust for the benefit of Mr. Bergstrom’s children.

(4)

Includes shares of Common Stock the receipt of which has been deferred by certain Non-employee Directors pursuant to the Director Plans, as follows:  Mr. Bergstrom, 18,551 shares; Mr. Boris, 4,249 shares; Mr. Skinner, 19,026 shares; Ms. Solberg, 14,000 shares; Mr. Stratton, 22,053 shares; and Mr. Treitel, 23,298 shares.

(5)

Includes 2,475 shares of Common Stock held by the Cobham Group LP, a limited partnership for which Mr. Sonnentag serves as the general partner and a limited partner.

(6)

This information is based on Amendment No. 1 to Schedule 13D filed on April 26, 2007 on behalf of Octavian Master Fund, L.P., a Cayman Islands limited partnership (“Octavian Master”); Octavian Global Partners, LLC, a Delaware limited liability company and general partner of Octavian Master (“Octavian Partners”); Octavian Management, LLC, a Delaware limited liability company and managing member of Octavian Partners (“Octavian Management”); Octavian Advisors, LP, a Delaware limited partnership and investment manager of Octavian Masters (“Octavian Advisors”); Octavian Asset Management, LLC, a Delaware limited liability company and general partner of Octavian Advisors (“Octavian Asset Management”); Greg Racz, a managing member of Octavian Management and Octavian Asset Management; and Richard Hurowitz, a managing member of Octavian Management and Octavian Asset Management.  Each of these persons has the power to vote and dispose of the shares, which are held of record by Octavian Master.

(7)

This information is based on Amendment No. 2 to Schedule 13G filed on February 14, 2007.

(8)

This information is based on Amendment No. 7 to Schedule 13G filed on February 13, 2007.  These securities are owned by various individual and institutional clients to which T. Rowe Price Associates, Inc. (“Price Associates”) serves as investment advisor.  For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

(9)

Based on 24,468,046 shares of Common Stock outstanding as of April 16, 2007.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Philosophy, Objectives and Policies

The Company believes that maintaining a high quality work force, particularly in key management positions, is of fundamental importance to the long-term success of the Company.  The Company also believes that executive officers must be accountable for their compensation based on Company and individual performance, taking into account general economic and industry conditions that affect the Company.  With respect to the Chief Executive Officer, the Company believes that the most significant portion of his compensation should be tied to leadership in establishing and meeting short-term and medium-term financial and operational goals, and developing and implementing long-term strategies.

In order to execute on these tenets, the Company, through the Compensation Committee of its Board of Directors (the “Compensation Committee”), has designed its executive compensation program to achieve the following objectives:

•

As in the past, the Company should continue to work to align the total compensation of its named executive officers with industry and contemporary pay practices in general, while maintaining a cost structure that will allow the Company to be successful over the long term;

•

The Company must create and maintain compensation structures that attract and retain a high quality work force;

•

The Company’s total compensation must recognize and reward employees, including named executive officers, for their contributions to the Company’s success; and

•

Compensation must align the interests of employees, including named executive officers, with those of the Company’s shareholders.

The Company’s compensation program is built around a total compensation strategy that targets median pay in total cash compensation, including base salary and annual incentive compensation, compared against competitors in the airline industry and other service-related industries.  As part of this strategy, and to meet its key objective of delivering compensation sufficient to attract and retain qualified employees, the Company identifies its competitors for executive and other employee talent and positions itself relative to the compensation those competitors provide.  The Company’s competitors for executive talent are primarily in the airline industry, and in industry in general.  There are no directly comparable airlines with respect to the Company’s size, sales volume and strategy.  Therefore, the Compensation Committee uses a number of non-industry-specific sources of data to ensure it maintains a competitive position within the airline industry and other service-related industries with respect to its compensation practices.

Administration and Process

The Compensation Committee has responsibility to establish the compensation and benefits program for the Company’s named executive officers, among others.  The Compensation Committee operates under a charter (the “Charter”), which the Compensation Committee reviews annually.  The Charter directs the Compensation Committee to exercise the power of the Board of Directors of the Company in connection with compensation and benefits matters.  The duties of the Compensation Committee include, among others, with respect to the officers of the Company, establishing base salaries; participation in incentive compensation, including bonuses and benefit plans; noncash perquisites; and

other forms of compensation and benefits.  The Compensation Committee also has the power under the Charter, among other things:

•

to administer, interpret, make grants and awards under, adopt rules relating to and adopt (or recommend that the full Board adopt) amendments to the Corporation’s benefits and plans in accordance with the terms thereof, including incentive stock option plans and bonus plans;

•

to adopt, amend, administer, interpret, make grants and awards under and adopt rules relating to other benefits and plans;

•

to consider and make recommendations to the Board regarding the selection and retention of all elected officers of the Company and principal officers of subsidiaries, and review and make recommendations to the Board concerning management succession;

•

to oversee selection of outside consultants to review the Company’s executive compensation program, and to retain independent outside consultants on behalf of the Board; and

•

to approve employment and compensation agreements, or amendments thereto, with key personnel.

The Charter does not allow the Compensation Committee to delegate its authority.  While it has the authority to do so under the Charter, the Compensation Committee has not historically engaged the services of a compensation consultant.

Certain administrative aspects of the compensation program are performed by management of the Company based on the policies established by the Compensation Committee.  The agendas for meetings of the Compensation Committee are prepared by the Company’s director of compensation and benefits and approved by the chair of the Compensation Committee.  The Company’s chief executive officer, senior vice president of Human Resources and director of compensation and benefits generally attend Compensation Committee meetings at the invitation of the Compensation Committee, although they are excused from the meetings when their own compensation is discussed and at other times as appropriate.  The Compensation Committee has the discretion under the Company’s Annual and Long-Term Incentive Plan to adjust each participant’s (including the named executive officers’) potential award amounts under any incentive award, based upon overall individual performance and attainment of goals, up to a maximum of plus one hundred and fifty percent or down to a minimum of minus eighty percent of target amounts, and may have other discretion as provided under the terms of the Company’s executive compensation arrangements.

The Company is a regular participant in two airline industry surveys.  The first survey is from the Salary Information Retrieval System conducted by Organization Resources Counselors, Inc.  This survey, which is updated semi-annually, includes major and national airlines.  It focuses on management, office and some line positions (which may include pilots, flight attendants, customer service and reservations representatives, mechanics, inspectors, dispatchers, aircraft cleaners and similar positions).  The Company also participates in an airline industry compensation survey for executive management conducted by Organizational Concepts International (“OCI”).  The OCI study is updated annually and includes carriers that are similar to the Company.  The Company also relies on available market information regarding competitive compensation practices for positions that are not specific to the airline industry.

In 2006, as in past years, for purposes of setting base compensation for officers, the Compensation Committee used current market survey data collected by Watson Wyatt Data Services and William M. Mercer in their Top Management Compensation Survey and their Executive Compensation Survey, respectively.  These surveys, which are presented to the Compensation Committee by the Company’s Director of Compensation and Benefits, provide data on average salaries (and percentiles), short-term incentive eligibility and level of payment, and long-term incentive eligibility.  These surveys also provide general, all-industry data summaries as well as industry-specific summaries.

At the direction of the Compensation Committee, the Company’s human resources personnel also collect base compensation data from the SEC’s EDGAR database for presentation to the Compensation Committee.  This database provides access to proxy statements of all publicly traded companies, which include information regarding compensation paid to the executive officers of those companies in recent fiscal years.  The Compensation Committee uses the EDGAR database to collect compensation data relating to other publicly traded airlines whose revenue was in a range comparable to the Company’s revenue.  These data are used by the Compensation Committee for purposes of analysis and comparison as part of the process of determining named executive officer compensation.

Additional information concerning the Compensation Committee can be found under “Corporate Governance Matters” in this proxy statement.

Elements of Officer Compensation

The compensation established by the Committee for the Company’s officers includes both objective and subjective elements, each of which is described below.

Base Salary.  In keeping with its objectives of aligning named executive officer compensation with industry and contemporary pay practices in general and maintaining a compensation structure that will attract and retain high quality executives, the Compensation Committee establishes each officer’s base salary based on an evaluation of each officer’s compensation relative to market rates for similar positions as reflected in the surveys described above.  Using the midpoint for each position, for 2006 the Compensation Committee approved a salary range for each executive officer position where the minimum salary was 20% below the midpoint of the salary range and the maximum salary was 20% above the midpoint of the salary range.  For each individual named executive officer, in keeping with past practice, the Compensation Committee established a base salary within the established range based on an individual’s experience, length of service in the position and, most importantly, performance.  The Compensation Committee has the discretion to adjust the base salary midpoints, negatively or positively, to maintain the alignment of the midpoints with the market based on the survey data provided to the Compensation Committee.  This discretion was not exercised in 2006.  With respect to salary adjustments for the named executive officers (excluding Mr. Hoeksema), the Compensation Committee considered recommendations it received from Mr. Hoeksema, who participates in the review of cash incentive performance targets, awards and equity distributions for all eligible participants, including the other named executive officers.

Annual Incentive Compensation.  Incentive pay is an integral part of the Company’s compensation program, providing a strategic means to compensate eligible employees, including the named executive officers.  Annual incentive compensation is an “at risk” component of pay and its award is contingent on the achievement of key business metrics, which include both Company financial performance and individual/departmental metrics.  The annual incentive amount that each named executive officer is eligible to receive is based on a percentage of that named executive officer’s base salary.  The multiples, and the overall allocation of long-term equity awards (stock options and restricted stock), are determined by the Compensation Committee based on its review of the market survey data described above.  In this way, the Compensation Committee ensures that payments and allocations of awards are market-competitive, and conform with the Company’s objectives of rewarding employees for their contributions to the Company’s success while aligning the interests of employees with those of the Company’s shareholders.

The Company delivers annual cash incentive compensation to officers and senior management through the annual incentive component of the Company’s Annual and Long-Term Incentive Plan, which the Compensation Committee administers.  The purpose of the Annual and Long-Term Incentive Plan is to motivate key employees who have primary responsibility for the operations of the Company to meet performance objectives that are aligned with the Company’s strategic goals and intended to create shareholder value.  Payments under the Annual and Long-Term Incentive Plan may focus on corporate and/or subsidiary financial performance, and/or individual performance measures that drive shareholder value, as determined by the Compensation Committee.  There is a wide array of corporate performance measures from which the Compensation Committee may choose, including, among others:  basic or diluted earnings per share for the Company on a consolidated basis; net sales; operating profit; gross profit; net income; return on equity; return on assets; and return on capital.  Corporate performance measures are determined based on Company performance goals, as described below.  Each year the Compensation Committee approves for the named executive officers annual incentive targets that are a percentage of each individual’s base salary.  For 2006, the annual incentive component of the Annual and Long-Term Incentive Plan provides for two components:  a corporate financial component (net income) and an individual performance measures component.  The Compensation Committee may select different performance measures and targets, and weigh the measures differently with respect to individual executive officers in the future to maintain alignment with the Company’s strategic goals.

Management of the Company sets annual corporate performance goals and targets early in the year as part of its annual business planning process.  These performance goals are typically related to revenue growth, profitability, operational performance, and productivity, cost management, customer service and safety.  Departmental and functional goals and priorities are set within the Company based on these performance goals, and reviewed by the Company’s Senior Leadership Team, which is comprised of the chief executive officer and the executive officers who report directly to him.  Annual incentive compensation and overall performance evaluations for determining compensation are set by the Compensation Committee based on these departmental and functional goals and priorities.

Long-Term Incentive Compensation.  The Company’s 2005 Equity Incentive Plan (the “Equity Incentive Plan”) allows for various types of awards keyed to the performance of the Company’s common stock, including stock options, stock appreciation rights and restricted stock.  The Compensation Committee has thus far not awarded stock appreciation rights.  For 2006, the Compensation Committee approved stock option and restricted stock awards to executive officers and certain members of senior management.  The sizes of the awards were determined relative to the scope of each recipient’s position and market data without taking into account options previously granted or the recipient’s shareholdings.  All options were granted at fair market value as of the date of grant pursuant to the terms of the Equity Incentive Plan.  The Compensation Committee approves grants annually at its February meeting.  The Company releases its earnings data for the fourth quarter and full year in late January of each year.

The Company delivers long-term cash incentive compensation to officers and senior management through the long-term component (the “LTIP”) of the Annual and Long-Term Incentive Plan.  The LTIP is designed to provide an incentive for officers and members of senior management to achieve longer-term objectives, resulting in long-term increased value to the Company’s shareholders; to align executives’ total compensation with competitive practices; and to satisfy the Company’s objective of retaining a high quality workforce.  Only officers and other members of senior management of the Company with significant influence on the long-term performance of the Company are eligible to participate in the LTIP.

Each year, the Compensation Committee sets achievement performance measures (chosen from among the alternatives described above in connection with the discussion of annual incentive compensation) and goals for a multi-year period as the criteria used to determine the amount that could be paid to each officer under the LTIP.  In 2006, the LTIP awards made to the named executive officers were for a three-year period from 2006 to 2008.  LTIP award targets are based on a percentage of the base salaries of the eligible participants, taking into consideration the level of responsibility of each participant.  Awards are based on the Company’s return on equity in comparison to the American Stock Exchange Airline Index, an index comprised of publicly traded airlines.

In determining allocation of awards under the LTIP, the Compensation Committee determines overall long-term compensation value to be awarded to each named executive officer, which is based on a multiple (for target amounts, ranging from 25% to 40%).  Because the Plan was approved by the Compensation Committee and the Company’s shareholders in 2005, and the performance period with respect to the 2006 awards began on January 1, 2006, the Compensation Committee also approved a phase-in payment schedule to bridge the new three-year performance measurement period.  Thus, participants were eligible to receive up to 33% of the award for the first year of the performance period – i.e., the year ended December 31, 2006.  Likewise, participants are eligible to receive up to 66% of the award with respect to the year ending December 31, 2007, the second year in the three-year performance period, and up to 100% of the award with respect to the year ending December 31, 2008, the third year in the performance period.

Stock Options.  Stock options represent a right to purchase a specified number of shares of Common Stock at a purchase price of not less than 100% of the fair market value of the Common Stock at the close of trading on the date the option is granted.  The Compensation Committee uses the market survey data described above and applies a multiple to each named executive officer’s base salary to determine an amount of equity awards to be granted to each.  The grant date used in connection with the options is the date on which the Compensation Committee approves the grants, generally at its meeting in February of each year.

Restricted Stock.  A restricted stock award is an award of stock for some or no monetary consideration, as the Compensation Committee may specify.

Other Benefits and Perquisites.  The Company’s officers participate in the health and dental coverage, life insurance, paid vacation, holiday, 401(k)/Savings and Investment Plan with a contingent Company match feature, a defined contribution plan, and other employee benefits programs that are generally available to all of the Company’s employees.  The Compensation Committee has determined that these benefit programs and their terms are consistent with competitive practice.  No Company match was paid in 2006 under the 401(k) retirement account savings plan, based on the Company’s financial performance.

The Compensation Committee also awards perquisites to the named executive officers that may include financial planning services, certain supplemental retirement benefits and reimbursement of expenses relating to relocation.  These perquisites are provided to fulfill the Company’s objectives of creating and maintaining compensation structures that attract and retain a high quality work force and rewarding named executive officers for their contributions to the Company’s success, which the Company and the Compensation Committee believe to be in the best interests of the shareholders of the Company.

Key Executive Employment and Severance Agreements

As with any public company, it is possible that in the future a change in control of the Company may take place, and that the threat of or the occurrence of a change in control can result in significant distractions of its officers because of the uncertainties of their continued employment in such circumstances.  In keeping with its objective of attracting and retaining qualified individuals to fill key positions, the Company has Key Executive Employment and Severance agreements (“KEESAs”) with Mr. Hoeksema, Mr. Sawyer, Mr. Dickson, Mr. Reeve and Ms. Skornicka that provide that each named officer is entitled to benefits if, after a Change in Control (as defined in the agreements) of the Company, such officer’s employment is ended through (i) termination by the Company, other than by reason of death or disability or for cause (as defined in the agreements) or (ii) termination by the officer for good reason, as defined in the KEESAs.  In general, the benefits provided under the KEESAs are:  (a) a cash termination payment equal to as much as three times the sum of the executive officer’s annual salary and highest annual incentive payment during the three years before the termination, (b) continuation of equivalent hospital, medical, dental, accident, disability and life insurance coverage as in effect at the time of termination, (c) supplemental pension benefits, and (d) outplacement services.

Additional information regarding the named executive officers’ KEESAs may be found under the heading “Executive Compensation – Potential Payments upon Termination or Change in Control” in this proxy statement.

Impact of Accounting and Tax Treatments

Section 162(m) of the Internal Revenue Code (the “Code”) prohibits publicly held companies, such as the Company, from deducting certain compensation to any one named executive officer in excess of $1,000,000 during the tax year.  However, Section 162(m) provides that, to the extent that compensation is based on the attainment of performance goals set by the Compensation Committee pursuant to plans approved by the Company’s shareholders, then that performance-based compensation is not included in the computation of compensation.  The Compensation Committee intends to qualify a sufficient amount of compensation to its executive officers so that Section 162(m) will not adversely impact the Company.

Section 409A of the Code, which was adopted in October 2004, amended the tax rules to impose restrictions on funding of, distributions from and elections to participate in nonqualified deferred compensation arrangements.  Final regulations under new Section 409A were issued on April 10, 2007.  While the Company believes that it is operating in compliance with the statutory provisions relating to Section 409A that are currently effective, the Company is still in the process of reviewing the final regulations and it is possible that the Company will have to make adjustments to its nonqualified deferred compensation arrangements to comply with the new rules.

SUMMARY COMPENSATION TABLE FOR FISCAL YEAR 2006

The following table summarizes the total compensation earned by each of the named executive officers for the fiscal year ended December 31, 2006.  The named executive officers were not entitled to receive payments that would be characterized as “Bonus” payments under the applicable securities regulations for the fiscal year ended December 31, 2006.

Name and Principal Position	Year	Salary ($)	Stock Awards ($) (1)	Option Awards ($) (2)	Non-Equity Incentive Plan Compen- sation ($) (3)	Change in Pension Value and Non- qualified Deferred Compensation Earnings ($) (4)	All Other Compensation ($) (5)	Total ($)

Timothy E. Hoeksema Chairman of the Board, President and Chief Executive Officer	2006	$404,522 (7)	$98,013	$236,409	$445,796	$14,500	$54,950	$1,254,190

Curtis E. Sawyer Senior Vice President, Chief Financial Officer and Controller	2006	217,875	14,915	52,284	128,348	100	18,300	431,822

Scott R. Dickson Senior Vice President and Chief Marketing Officer	2006	214,230	14,616	47,243	119,102	—	65,930	461,121

Carol N. Skornicka Senior Vice President- Corporate Affairs, Secretary and General Counsel (6)	2006	193,821	22,649	47,071	119,015	800	20,110	403,466

David C. Reeve Senior Vice President- Operations	2006	182,715	23,053	45,341	117,826	500	22,350	391,785

__________

(1)

Represents the expense for shares of restricted stock granted under the Midwest Air Group, Inc. 2005 Equity Incentive Plan recognized by the Company in accordance with Financial Accounting Standard 123(R) (“FAS 123(R)”) with respect to 2006, disregarding the estimate of forfeitures for service-based vesting conditions.  The assumptions used to determine the FAS 123(R) values are described in Note 7 to the consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006.  The expense attributable to stock awards granted in 2006 and the expense attributable to stock awards granted in prior years, respectively, for each named executive officer are as follows:  Mr. Hoeksema – $67,735 and $30,278; Mr. Sawyer – $11,889 and $3,026; Mr. Dickson – $11,589 and $3,027; Ms. Skornicka – $10,537 and $12,112; and Mr. Reeve – $9,933 and $13,120.

(2)

Represents the expense for stock options granted under the Midwest Air Group, Inc. 1995 Stock Option Plan and the Equity Incentive Plan recognized by the Company in accordance with FAS 123(R) with respect to 2006, disregarding the estimate of forfeitures for service-based vesting conditions.  The assumptions used to determine the FAS 123(R) values are described in Note 7 to the consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006.  The expense attributable to option awards granted in 2006 and the expense attributable to option awards granted in prior years, respectively, for each named executive officer are as follows:  Mr. Hoeksema – $184,284 and $49,377; Mr. Sawyer – $37,595 and $14,689; Mr. Dickson – $36,820 and $10,423; Ms. Skornicka – $33,355 and $13,716; and Mr. Reeve – $31,625 and $13,716.

(3)

Includes the following annual incentive and LTIP payments, respectively, under the Annual and Long-Term Incentive Plan:  Mr. Hoeksema – $385,664 and $60,132; Mr. Sawyer – $107,610 and $20,738; Mr. Dickson – $98,664 and $20,438; Ms. Skornicka – $100,524 and $18,491; and Mr. Reeve – $100,435 and $17,391.  LTIP amounts for 2006 were paid pursuant to the phase-in payment schedule under the LTIP for the first year of the performance period, which runs from 2006 through 2008.

(4)

Represents interest earned in excess 120% of the applicable federal long-term rate by Mr. Hoeksema, Mr. Sawyer and Mr. Reeve on the Company’s contributions to the participants accounts under the Midwest Air Group, Inc. Participant Supplemental Plan (the “Supplemental Plan”) and the increase in the actuarial present value of the frozen pension benefit under the Supplemental Plan for Mr. Hoeksema, Mr. Reeve and Ms. Skornicka.

(5)

The amounts shown for 2006 consist of (1) the Company contributions to the Midwest Express Airlines, Inc. Retirement Account Plan (Mr. Hoeksema – $15,950, Mr. Sawyer – $13,200, Mr. Dickson – $13,200, Mr. Reeve – $15,950 and Ms. Skornicka – $16,610); and (ii) Company contributions to the Supplemental Plan (Mr. Hoeksema – $39,000, Mr. Sawyer – $5,100, Mr. Dickson – $3,700, Mr. Reeve – $6,400 and Ms. Skornicka – $3,500).  With respect to Mr. Dickson, includes relocation expenses of $32,652 paid by the Company and $16,228 paid to Mr. Dickson to cover his tax liability in connection with the payment for relocation expenses.

(6)

Ms. Skornicka forfeited options to purchase 22,500 shares of Company common stock during 2006 due to the expiration of those options.

(7)

Includes a payment to Mr. Hoeksema with respect to unused vacation time accrued during 2005.

The following table provides information regarding incentive plan awards and other equity-based awards granted to the named executive officers during 2006.

GRANTS OF PLAN-BASED AWARDS FOR FISCAL YEAR 2006

Name	Grant Date	Estimated Future Payouts Under Non- Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh) (5)	Grant Date Fair Value of Stock and Option Awards (6)
		Threshold ($)	Target ($)	Maximum ($)

Timothy E. Hoeksema	(1) (2) 2/15/2006 (3) 2/15/2006 (4)	$255,744 79,521	$399,600 318,082	$559,440 477,123	45,000	100,000	5.16	$223,480 336,045

Curtis E. Sawyer	(1) (2) 2/15/2006 (3) 2/15/2006 (4)	57,330 27,425	110,250 109,699	165,375 164,549	7,900	20,400	5.16	39,231 68,554

Scott R. Dickson	(1) (2) 2/15/2006 (3) 2/15/2006 (4)	56,500 27,028	108,654 108,111	162,981 162,167	7,700	19,980	5.16	38,241 67,141

Carol N. Skornicka	(1) (2) 2/15/2006 (3) 2/15/2006 (4)	51,118 24,453	98,304 97,813	147,456 146,720	7,000	18,100	5.16	34,763 60,826

David C. Reeve	(1) (2) 2/15/2006 (3) 2/15/2006 (4)	48,076 22,998	92,454 91,992	138,681 137,988	6,600	17,160	5.16	32,776 57,665

__________

(1)

Represents annual incentive award opportunities for awards granted under the Annual and Long-Term Incentive Plan.  Actual annual incentive amounts paid under the Annual and Long-Term Incentive Plan in 2006 are included in the “Non-Equity Incentive Plan Compensation” column of the “Summary Compensation Table” in this proxy statement.

(2)

Represents LTIP award opportunities for awards granted under the Annual and Long-Term Incentive Plan for the three-year performance period from 2006 through 2008.  See footnote 3 to the “Summary Compensation Table” in this proxy statement for information regarding the actual amounts paid in 2006 pursuant to the phase-in payment schedule under the LTIP.

(3)

Represents grant of shares of restricted stock under the Equity Incentive Plan, all of which vest on February 15, 2009.  Shares of restricted stock vest three years from the date of grant.  Dividends, if any, are payable on the shares of restricted stock, but the Company has not paid a dividend on the Common Stock since its initial public offering in 1995 and has no intention to pay any dividends on such common stock in the foreseeable future.  In the event of a change in control of the Company (as defined in the plan) or upon a named executive officer’s termination of employment due to death or disability, all outstanding shares of restricted stock become fully vested.  The Compensation Committee has the discretion to accelerate the vesting of any outstanding shares of restricted stock as of the date of an executive officer’s retirement.

(4)

Represents options to purchase Common Stock granted under the Equity Incentive Plan.  Options granted under this plan become exercisable based on the following schedule:  one-third on the first anniversary of the date of grant, an additional one-third on the second anniversary of the date of grant and the remaining one-third on the third anniversary of the date of grant.  In the event of a change in control of the Company (as defined in the plan) or upon a named executive officer’s termination of employment due to death or disability, all outstanding stock options become fully vested.  Likewise, unvested options become fully vested on the date of a participant’s retirement from the Company (defined as age 55 with 10 years of service with the Company).

(5)

All options have an exercise price equal to 100% of the fair market value of the Common Stock on the date of grant.

(6)

Represents aggregate grant date value computed in accordance with FAS 123(R).  The assumptions used to determine such value are described in Note 7 to the consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006.

Annual Incentive Awards.  Annual cash incentive awards are made to the named executive officers under the annual incentive component of the Annual and Long-Term Incentive Plan.  Additional information regarding the annual incentive component of the Annual and Long-Term Incentive Plan is set forth in this proxy statement under “Executive Compensation – Compensation Discussion and Analysis – Annual Incentive Compensation.”  For 2006, the annual incentive component of the Annual and Long-Term Incentive Plan provided for two components:  a corporate financial component and an individual performance measure component.  For Mr. Hoeksema, 80% of the incentive award is tied to achievement of the corporate financial objective (a pre-determined level of Company earnings before taxes) and 20% is tied to achievement of personal and/or departmental objectives.  For each of the named executive officers, other than Mr. Hoeksema, 65% of the annual incentive award was based on the achievement of the corporate financial objective (a pre-determined level of Company earnings before taxes), and the remaining 35% was based on the achievement of personal and/or departmental objectives with respect to each individual.  For 2006, the Compensation Committee established threshold levels that it believed were reasonably attainable assuming a maximum effort on the part of the named executive officers in consideration of market trends and conditions.  In recent years, the annual plan objectives have not been met at threshold level, although in 2005 the objectives were met at threshold level.  For Mr. Hoeksema, the annual incentive award potential for 2006 was between 64% and 150% of his base salary at the end of the fiscal year.  For the other named executive officers, the annual incentive award potential for 2006 was between 26% and 75% of each of their base salary at the end of the fiscal year.  Performance under these annual incentive criteria for 2006 resulted in the named executive officers receiving payouts ranging from approximately 45% to 97% of their annual base salaries as of December 31, 2006.

Long-Term Incentive Awards.  Long-term cash incentive compensation is provided under the LTIP.  For the long-term awards granted in 2006, the long-term incentive award targets are a percentage of base salary at the end of the 2006 fiscal year calibrated to the level of responsibility of the individual named executive officers – 40% for Mr. Hoeksema, and 25% for each of the other named executive officers.  The threshold award potential for the long-term awards granted in 2006 is an amount equal to 25% of the target award and the maximum award potential is an amount equal to 150% of the target award.  Awards are based on the Company’s return on equity relative to the publicly traded airlines comprising the American Stock Exchange Airline Index over a three-year performance period from 2006 through 2008.  In establishing performance objectives for the Company for the performance period, the Compensation Committee established performance levels that it believed would be reasonably attainable assuming maximum effort on the part of the named executive officers in consideration of market trends and conditions.

Because the Annual and Long-Term Incentive Plan was approved by the Compensation Committee and the Company’s shareholders in 2005, and the performance period with respect to the 2006 awards began on January 1, 2006, the Compensation Committee also approved a phase-in payment schedule to bridge the new three-year performance measurement period.  Thus, participants were eligible to receive up to 33% of the award for the first year of the performance period – i.e., the year ended December 31, 2006.  Likewise, participants are eligible to receive up to 66% of the award with respect to the year ending December 31, 2007, the second year in the three-year performance period, and up to 100% of the award with respect to the year ending December 31, 2008, the third year in the performance period.  Long-term incentive payouts for 2006 are set forth in footnote 3 to the “Summary Compensation Table” in this proxy statement.  Additional information regarding this matter is set forth in this proxy statement under “Executive Compensation – Compensation Discussion and Analysis – Long-Term Incentive Compensation.”

Stock options and restricted stock.  Stock options and shares of restricted stock are awarded to named executive officers and senior management under the Equity Incentive Plan.  For 2006, the Compensation Committee approved stock option and restricted stock awards to each of the named executive officers.  All options were granted at fair market value as of the date of grant pursuant to the terms of the Equity Incentive Plan.  More details  regarding stock options and restricted stock awards is provided in “Executive Compensation – Compensation Discussion and Analysis – Long-Term Incentive Compensation” section and in the footnotes to the “Grants of Plan-Based Awards in Fiscal 2006” table in this proxy statement.

The following table provides information regarding outstanding option awards and stock awards held by the named executive officers at year-end.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Option Awards				Stock Awards

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)

Timothy E. Hoeksema	78,750 78,750 76,000 72,000 45,000 27,000 72,000 72,000 43,200 10,800	28,800 (1) 25,200 (1) 100,000 (2)	16.11 30.52 29.22 24.50 19.28 15.43 18.52 3.36 4.21 2.82 5.16	2/13/07 2/10/08 2/17/09 2/16/10 2/21/11 4/25/11 2/20/12 2/19/13 2/18/14 3/17/15 2/15/16	50,000 (3) 45,000 (4)	$ 575,000 517,500

Curtis E. Sawyer	12,000 3,000	8,000 (1) 7,000 (1) 20,400 (2)	3.38 2.82 5.16	9/1/14 3/17/15 2/15/16	5,000 (3) 7,900 (4)	57,500 90,850

Scott R. Dickson	6,000	14,000 (1) 19,980 (2)	2.94 5.16	1/10/15 2/15/16	5,000 (3) 7,700 (4)	57,500 88,550

Carol N. Skornicka	22,500 22,500 20,800 20,000 20,000 23,000 14,000 12,000 3,000	8,000 (1) 7,000 (1) 18,100 (2)	16.11 30.52 29.22 24.50 19.28 18.52 3.36 4.21 2.82 5.16	2/13/07 2/10/08 2/17/09 2/16/10 2/21/11 2/20/12 2/19/13 2/18/14 3/17/15 2/15/16	20,000 (3) 7,000 (4)	230,000 80,500

David C. Reeve	22,500 22,500 20,800 20,000 20,000 23,000 20,000 12,000 3,000	8,000 (1) 7,000 (1) 17,160 (2)	15.14 30.52 29.22 24.50 19.28 18.52 3.36 4.21 2.82 5.16	3/1/07 2/10/08 2/17/09 2/16/10 2/21/11 2/20/12 2/19/13 2/18/14 3/17/15 2/15/16	21,667 (3) 6,600 (4)	249,171 75,900

_____________

(1)

Options under this award vest at a rate of 30% on each of the first and second anniversaries of the date of grant and 40% on the third anniversary of the date of grant.  All options under this award have a 10-year term.

(2)

Options under this award vest at a rate of one-third on the first anniversary of the date of grant, an additional one-third on the second anniversary of the date of grant and the remaining one-third on the third anniversary of the date of grant.  All options under this award have a 10-year term.

(3)

Represents shares of restricted stock that vest on April 20, 2008.

(4)

Represents shares of restricted stock that vest on February 15, 2009.

The following table provides information regarding amounts realized on option awards and stock awards during 2006 by the named executive officers.

OPTION EXERCISES AND STOCK VESTED FOR FISCAL YEAR 2006

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)

Timothy E. Hoeksema	0	$ 0	0	$0

Curtis E. Sawyer	0	0	0	0

Scott R. Dickson	0	0	0	0

Carol N. Skornicka	6,000	28,440	0	0

David C. Reeve	0	0	0	0

The following table provides information regarding pension benefits payable to certain of the named executive officers at year-end.

PENSION BENEFITS

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)

Timothy E. Hoeksema	Midwest Air Group, Inc. Participant Supplemental Plan	29.6	$1,453,000	$0

Carol N. Skornicka	Midwest Air Group, Inc. Participant Supplemental Plan	4.0	31,000	0

David C. Reeve	Midwest Air Group, Inc. Participant Supplemental Plan	1.4	11,000	0

Participant Supplemental Plan – Frozen Pension Benefits

Under the Supplemental Plan, the Company offers a nonqualified, noncontributory, defined benefit annuity to executives who were participants in the Supplemental Plan on March 31, 2000, the date the Company’s qualified defined benefit pension plan was terminated.  On March 31, 2000, participants in the Supplemental Plan became fully vested in their pension benefit.  The Supplemental Plan pension benefit equals the amount, calculated in accordance with the qualified defined benefit pension plan that the Company had sponsored prior to March 31, 2000, except the benefit is calculated without taking into consideration the IRS maximum salary limits under Code Section 401(a)(17) and the maximum benefit limits under Code Section 415, reduced by the actual benefit payable to the participant under the qualified defined benefit pension plan.  The Company’s qualified defined benefit pension plan generally provided a monthly benefit to participants equal to the greatest of (a), (b) and (c), as follows:

(a)

the result obtained by:  (1) multiplying 1.5% of the participant’s average monthly salary by the participant’s years of service; (2) multiplying 1.25% of the participant’s Social Security benefit by the lesser of 40 or the participant’s years of service; and (3) subtracting (2) from (1);

(b)

1.125% of the participant’s average monthly salary multiplied by the participant’s years of service; or

(c)

the lesser of $10 per year of service, or $100.

Mr. Hoeksema, Mr. Reeve and Ms. Skornicka are each entitled to pension benefits under the Supplemental Plan.

The Supplemental Plan pension benefit is calculated using salary and service as of March 31, 2000.  Salary is defined as total gross wages, which includes base salary and bonus.

The Supplemental Plan pension benefit is payable upon a termination of employment.  However, if such termination of employment occurs prior to age 62 and benefits commence immediately upon retirement, the monthly benefit is reduced to adjust for early commencement of the benefit.  In accordance with the Supplemental Plan rules, the participant may elect to receive the benefit in annual installments or in a lump sum distribution.

The present value has been calculated as of December 31, 2006, assuming a 6% discount rate and assuming the participant retires at age 62, as well as applying the RP-2000 Combined Healthy Mortality Table with 10 years of projected mortality improvements.

NONQUALIFIED DEFERRED COMPENSATION FOR FISCAL YEAR 2006

The following table provides information regarding nonqualified defined contribution plan and other deferred compensation payable to the named executive officers at year-end.

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($) (2)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($) (3)

Timothy E. Hoeksema	—	$39,000	$7,600	$0	$126,600

Curtis E. Sawyer	—	5,100	300	0	7,300

Scott R. Dickson	$16,813(1)	3,700	946	0	21,459

Carol N. Skornicka	—	3,500	200	0	4,700

David C. Reeve	—	6,400	1,500	0	24,100

___________

(1)

This amount reflects a contribution made by Mr. Dickson of a portion of his 2005 incentive, the total of which was previously reported in the incentive column for Mr. Dickson in the Summary Compensation Table for 2005.

(2)

All executive contributions by the Company have been reported in the Summary Compensation Table either this year or in prior years.

(3)

Includes the following amounts that are or have been reported in the Summary Compensation Table in this year or in previous years:  Mr. Hoeksema – $107,800; Mr. Sawyer – $7,000; Mr. Dickson – $20,713; Ms. Skornicka – $4,500; and Mr. Reeve – $20,300.

Deferred Compensation Plan

Pursuant to the Midwest Air Group, Inc. Deferred Compensation Plan (the “Deferred Compensation Plan”), certain executives, including the named executive officers, may defer a portion of their salary and incentive awards.  The Deferred Compensation Plan allows executives to defer up to fifty percent (50%) of their base pay, all or a portion of their annual incentive awards, and all or a portion of their long-term incentive awards.  Deferral elections are made by the executives in December of each year prior to the year in which the compensation is earned (for the long-term incentive plan awards, the election is made prior to the beginning of the last year of the performance period).

The investment alternatives available to the executives under the Deferred Compensation Plan are selected by the Company and may be changed from time to time.  The executives are permitted to change their investment elections at any time on a prospective basis.  The table below shows the funds available under the plan and their annual rate of return for the calendar year ended December 31, 2006.

Name of Fund	Annual Return

M&I Stable Principal Fund	4.45%

Marshall Government Income Fund	4.70%

Vanguard Total Bond Market Index	4.27%

M&I Diversified Income Fund	6.56%

M&I Growth Balanced Fund	11.39%

M&I Diversified Stock Fund	15.14%

Vanguard Institutional Index	15.79%

Legg Mason Value Trust	5.85%

Growth Fund of America R4	10.91%

Marshall Mid-Cap Value Fund	13.88%

Calamos Growth Fund A	1.45%

Royce Total Return	14.54%

Vanguard Explorer	9.69%

Vanguard International Growth	25.66%

Benefits paid under the Deferred Compensation Plan will be paid to the executives upon their termination of employment, either in a lump sum or in annual installments, as elected by the executive in accordance with plan rules.

Participant Supplemental Plan

Pursuant to the Supplemental Plan, the named executive officers, as well as all other plan participants, may receive a matching contribution from the Company based on a percentage of the deferrals they have made to the 401(k)/Savings and Investment Plan and to the Supplemental Plan during the year, up to a maximum of 6% of their annual compensation.  For 2006, the amount of the matching contribution to a participant, if any, was based on achievement of targeted Company profitability and as outlined in the following schedule:

Percent of Targeted Profitability	Matching Percentage

25% or less of Target	0%

50% of Target	16%

75% of Target	33%

100% of Target	50%

150% or more of Target	66%

For 2006, the Company achieved less than 25% of targeted profitability.  As a result, no matching contribution was made.

In addition, pursuant to the Supplemental Plan, the Company may make a discretionary profit sharing contribution to participants in the plan.  No discretionary profit sharing contributions were made to participants in 2006.

Finally, under the Supplemental Plan, the Company may make a retirement contribution to a participant’s account based on a percentage of the participant’s eligible compensation for the year in which the contribution is made, offset by the amount contributed by the Company to the participant in the Company’s qualified retirement plan.  The amount of the retirement contribution percentage is based on a participant’s age, but for each named executive officer in 2006 it was 6%.  Eligible compensation includes the participant’s base salary, bonus and any other taxable fringe benefits for the relevant year.  Due to the Company’s transition from a qualified defined benefit pension plan to a qualified defined contribution plan in April 2000, employees who were participants in the Supplemental Plan on that date receive an enhanced retirement contribution percentage from the Company in the form of a “transition credit” until 2010.  The amount of the transition credit for Mr. Hoeksema is 1.25%, for Mr. Reeve is 1.25% and for Ms. Skornicka is 1.55%.

Amounts credited to an executive’s account under the Supplemental Plan are credited with earnings on a quarterly basis, based on the prime interest rate at M&I Trust Company at the beginning of each quarter.

Benefits paid under the Supplemental Plan will be paid to the executives upon their termination of employment, either in a lump sum or in annual installments, as elected by the executive in accordance with plan rules.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Long-Term Incentive Plan

Under the LTIP, in the event of a change in control of the Company (as defined in the LTIP), participants are entitled to a lump sum cash payment based on the prorated portion of any outstanding LTIP awards for which the performance period has not been completed at the time of a change in control.  The payout is based on the maximum award potential of the LTIP award.  The LTIP awards payable to the named executive officers if a change in control had occurred on December 31, 2006 would have been as follows:  Mr. Hoeksema – $159,041; Mr. Sawyer – $54,850; Mr. Dickson – $54,056; Mr. Reeve – $45,996 and Ms. Skornicka – $48,907.  Under the LTIP, in the event a participant terminates employment with the Company prior to the end of a performance period due to the participant’s death, disability or retirement (defined as age 55 with 10 years of service with the Company), the participant is entitled to receive a prorated portion of any outstanding LTIP awards at the time of such termination.  The prorated LTIP award is not determined and paid until the end of the relevant performance period.  The value of the prorated LTIP awards payable to the named executive officers had any of these situations occurred on December 31, 2006 would have been as follows:  Mr. Hoeksema – $26,507; Mr. Sawyer – $9,142; Mr. Dickson – $9,009; Mr. Reeve – $7,666; and Ms. Skornicka – $8,151.

Stock Option and Restricted Stock Plans

Under the Company’s 1995 Stock Option Plan and the 2005 Equity Incentive Plan (the “Equity Plans”), in the event of a change in control of the Company (as defined in the Equity Plans) or upon a named executive officer’s termination of employment due to death or disability, all outstanding stock options and shares of restricted stock become fully vested.  The value of the accelerated vesting of any unvested options and restricted stock had any of these situations occurred on December 31, 2006 (using the closing price of $11.50 on December 29, 2006) would have been as follows:  Mr. Hoeksema – $2,730,188; Mr. Sawyer – $580,506; Mr. Dickson – $564,833; Mr. Reeve – $501,114; and Ms. Skornicka – $522,484.  Under the Equity Plans, in connection with a named executive officer’s retirement from the Company (defined as age 55 with 10 years of service with the Company), all unvested stock options become fully vested on the date of retirement.  Under the Equity Plans, the Compensation Committee retains the discretion to accelerate the vesting of any outstanding shares of restricted stock as of the date of such retirement.  The value of the accelerated vesting of any unvested options if any of the named executive officers had retired on December 31, 2006 (again using the closing price of $11.50 on December 29, 2006) would have been as follows:  Mr. Hoeksema – $1,062,688; Mr. Sawyer – $255,056; Mr. Dickson – $246,513; Mr. Reeve – $227,874; and Ms. Skornicka – $233,834.

Key Executive Employment and Severance Agreements

The Company has agreements with Mr. Hoeksema, Mr. Sawyer, Mr. Dickson, Mr. Reeve and Ms. Skornicka that provided that each such officer was entitled to benefits after a change in control, as defined in the KEESAs.  In December 2006, the Board approved amendments to these agreements to conform to the requirements of Section 409A of the Code.

Messrs. Hoeksema, Sawyer, Dickson, Reeve and Ms. Skornicka all have agreements for a three-year period following a change in control.  The KEESAs guarantee a certain level of benefits to be paid to the named executive officers for a three-year period of employment following a change of control of the Company.  In the event one of the named executive officers is terminated without “cause” prior to the end of the three-year period following a change of control, the KEESAs provide the named executive officers with severance pay and benefits.

The Company generally may terminate the named executive officers’ employment without liability under the agreement at any time prior to the change of control.  However, if, within six months prior to a change of control, the Company terminates the named executive officer’s employment without “cause” or the executive terminates for good reason, and the executive can demonstrate that the termination was in connection with the change of control, then the executive still receives the severance pay and benefits in the KEESA as if the executive had been terminated immediately after the change of control.

Severance Benefits under the KEESAs

If, prior to the end of the three-year period following a change of control, the executive terminates employment for “good reason” or the Company terminates executive without “cause,” then the executive is entitled to:

•

Accrued benefits, which includes all salary earned by the executive through the termination date, expense reimbursements, deferred compensation, earned but unpaid bonus, and a pro rata portion of any bonuses for which the performance period is not complete.

•

A severance payment up to a maximum of three times the executive’s “annual cash compensation” (which generally includes (i) the higher of an amount equal to 12 times the named executive officer’s highest monthly base salary for the 12-month period prior to the change of control or the executive’s base salary in effect at the rate immediately prior to the change in control plus (ii) the higher of the highest annual bonus earned by the executive during any year that begins in the third complete fiscal year before the change of control or the executive’s target bonus for the year of the termination).  If the executive’s employment is terminated following the date of the change in control but prior to the end of the three-year period following the change in control, the amount of the severance payment is calculated by multiplying the executive’s “annual cash compensation” by the remaining number of full or partial years in such three-year period (in

•

full or partial years).  The severance payment will generally be paid six months after the termination date due to the application of Code Section 409A.  The delayed payment is credited with interest at the federal funds rate.

•

A cash lump sum equal to the value of the qualified and nonqualified retirement benefits the executive would have accrued through December 31 of the three-year term following the change in control.  This is paid at the same time as the base severance pay.

•

Continued life insurance, medical and dental plan coverage, and other welfare benefits, at the Company’s expense, until the end of the three-year period following the change in control or the executive obtains a new job, if earlier.  In addition, the benefit period may be shortened if necessary to avoid an excise tax to the executive under Code Section 409A.

•

Outplacement services with a cost not to exceed 15% of the executive’s annual base salary.

The severance payments and benefits described above (as well as any other payments made to the named executive officers in connection with the change of control) may be reduced due to the application of the “golden parachute” provisions of the Internal Revenue Code.  In general, those provisions state that if the executive receives change of control payments that are more than three times his or her annual compensation, then the executive must pay an excise tax of 20% on any payments that exceed one times annual compensation.  The Company also loses its deduction for amounts that exceed one times annual compensation.  Under the KEESAs, the executives’ severance pay and other benefits are reduced to $1 less than the parachute limitation, unless the executive would be better off (on a net after-tax basis) receiving the full amount and paying the 20% excise tax.  If the executive is subject to the cutback provision and the IRS or a court later determines that the amount of the cutback was insufficient and so the executive is ultimately subject to the 20% excise tax, then the Company must reimburse the executive for the excise tax (plus taxes on that amount).

In exchange for the severance pay and benefits under the KEESAs, the executives agree not to compete with the Company for six months after termination of employment, and agree to keep all confidential information in confidence for 18 months after termination of employment.

If the executive voluntarily terminates his or her employment without good reason, is terminated by the Company for cause, dies, terminates due to disability or retires, the executive is not entitled to the severance pay and benefits provided for in his or her KEESA, except for his or her accrued benefits, as described above.

If named executive officers terminated their employment with the Company as of December 31, 2006 either voluntarily with good reason or involuntarily without cause following a change of control, the maximum value of the payments and benefits payable under the KEESAs to each executive, would have been as follows:  Mr. Hoeksema – $2,618,840; Mr. Sawyer – $1,086,283; Mr. Dickson – $1,077,881; Mr. Reeve – $934,343; Ms. Skornicka – $997,402.  These amounts do not include the value of options, restricted stock or LTIP awards that would vest upon a change of control, regardless of whether a termination were to occur.

DIRECTOR COMPENSATION FOR FISCAL YEAR 2006

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)	Total ($)

John F. Bergstrom	$30,750	$13,750	$44,500

Frederick P. Stratton, Jr.	34,500	12,500	47,000

James R. Boris	—	29,000	29,000

Ulice Payne, Jr.	28,500	12,500	41,000

David H. Treitel	29,250	13,750	43,000

Samuel K. Skinner	31,500	12,500	44,000

Elizabeth T. Solberg	29,500	12,500	42,000

Richard H. Sonnentag	35,500	15,000	50,500

__________

(1)

Represents the expense recognized by the Company in accordance with FAS 123(R).  The assumptions used to determine such value are described in Note 7 to the consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006.

In 2006, all directors who are not employees of the Company, any of the Company’s subsidiaries or any 10% or greater shareholder of the Company (“Non-employee Directors”) were paid an annual retainer of $25,000 per year, half payable in cash and half in Common Stock, and received a fee of $2,000 for each Board meeting they attended, $1,000 for each committee meeting they attended, and $500 for each telephonic Board or committee meeting they attended.  The annual retainer for the Chair of the Audit Committee was an additional $5,000 and the annual retainer for all other committee chairs was an additional $2,500.  For 2007, Non-employee Directors will be paid an annual retainer of $40,000 per year payable in cash or Midwest Shares, an annual grant of restricted stock having a value of $40,000 with a three-year vesting period and receive a fee of $2,000 for each Board meeting they attend in person, $2,000 for each committee meeting they attend in person, and $1,000 for each telephonic Board or committee meeting they attend.  For 2007, the annual retainer for the Chair of the Audit Committee will be an additional $7,500 and the annual retainer for all other committee chairs will be an additional $5,000.

The Company’s 2005 Non-Employee Director Stock Plan (the “2005 Director Plan”) authorizes the committee that administers it to determine the amount of fees to be paid to the Non-employee Directors each year for their annual retainer and for Board and committee meetings.  The committee may provide that such fees will be paid in shares of Common Stock, cash or a combination of the two.  In addition, if fees are to be paid in cash, the 2005 Director Plan permits Non-Employee Directors to instead receive Common Stock having a fair market value equal to the cash fees.  Shares issuable to non-employee directors who elect to receive them are transferred to such individuals as of the last business day of the month in which the fees are earned.  The total number of shares to be transferred is determined by dividing the amount of fees subject to the election for the applicable month by the fair market value of a share of Common Stock on the last business day of such month.

The Deferred Compensation Plan allows each Non-employee Director to defer the receipt of fees for purposes of deferring recognition of income for tax purposes.  Such deferrals may be made to a share account for Common Stock granted under the 2005 Director Plan or to a cash account for those fees payable, at the director’s election, in cash.  Such deferred fees (i) will be treated as invested in Common Stock, and ultimately will be paid in Common Stock, to the extent such fees would have been paid in Common Stock, or (ii) will otherwise earn a return at market rates.  The directors are reimbursed for expenses incurred in connection with attendance at Board and committee meetings.

To encourage directors to stay well informed about the Company’s operations and service levels, the Board adopted a Director Travel Policy.  For 2006, pursuant to the Director Travel Policy, each outside director and his or her spouse and dependent children were (a) eligible to purchase airline tickets at a price equal to the lowest fare structure for a specified flight and (b) entitled to one free roundtrip ticket per six-month period, in each case, subject to seat availability at the time of reservation.  The Director Travel Policy was amended in December 2006 such that, for 2007 and future years, each Non-Employee Director will receive a $7,500 notional account annually for the purchase of tickets for Midwest flights.  This allotment may be used by the director, his or her spouse or designated companion and dependent family members.  The accounts are to be replenished each calendar year up to the $7,500 limit, regardless of any amount remaining from the prior year.  Directors will continue to be eligible to purchase airline tickets at a price equal to the lowest fare structure for a specified flight.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Company has reviewed and discussed with management the Compensation Discussion and Analysis (“CD&A”) included in this proxy statement.  Based on this review and discussions, the Compensation Committee recommended to the Board of Directors that the CD&A be included as part of this proxy statement.

The Compensation Committee

John F. Bergstrom, Chairman

Frederick P. Stratton, Jr.

Elizabeth T. Solberg

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

No member of the Compensation Committee has ever been an officer or employee of the Company or any of its subsidiaries and none of the Company’s executive officers has served on the compensation committee or board of directors of any company of which any of the Company’s directors is an executive officer.

AUDIT COMMITTEE REPORT

In accordance with its written Charter adopted by the Board of Directors, the Audit Committee has oversight responsibility for the quality and integrity of the financial reporting practices of the Company.  While the Audit Committee has oversight responsibility, the primary responsibility for the Company’s financial reporting, disclosure controls and procedures, and internal control over financial reporting rests with management, and with the Company’s independent auditors responsible for auditing the Company’s financial statements.

In discharging its oversight responsibility as to the audit process, the Audit Committee obtained from Deloitte & Touche LLP a formal written statement describing all relationships between the auditors and the Company that might bear on the auditors’ independence consistent with Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees; discussed with the auditors any relationships that may impact their objectivity and independence; and satisfied itself as to the auditors’ independence.  The Audit Committee also discussed with management, the internal auditors and the independent auditors the quality and adequacy of the Company’s internal controls and the internal audit function’s responsibilities and staffing.  The Audit Committee reviewed with both the independent and the internal auditors their audit plans, audit scope and identification of audit risk.

The Audit Committee discussed and reviewed with Deloitte & Touche LLP all communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, Communication with Audit Committees, and, with and without management present, discussed and reviewed the results of the independent auditors’ examination of the financial statements.  The Audit Committee also discussed the results of the internal audit examinations.

The Audit Committee reviewed the audited consolidated financial statements of the Company as of and for the fiscal year ended December 31, 2006 with management and the independent auditors.  Additionally, the Audit Committee reviewed management’s evaluation of the effectiveness of the Company’s internal control over financial reporting with management, including a discussion of the conclusion reached by management.  Management has the responsibility for the preparation of the Company’s consolidated financial statements, and the independent auditors have the responsibility for the examination of those financial statements.

Based on the above-mentioned review and discussions with management and the independent auditors, the Audit Committee recommended to the Board of Directors that the Company’s audited consolidated financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2006 for filing with the Securities and Exchange Commission.

The foregoing report has been approved by all members of the Audit Committee.

The Audit Committee

Richard H. Sonnentag, Chairman

Frederick P. Stratton, Jr.

Ulice Payne, Jr.

INDEPENDENT AUDITORS

Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, “Deloitte”) served as the Company’s independent auditors in 2006.  Representatives of Deloitte will be present at the Meeting to respond to appropriate questions and to make a statement if they desire to do so.  In February 2007, Deloitte was formally appointed as the Company’s independent auditors for the year ending December 31, 2007.

Fees

The following table summarizes the aggregate fees Deloitte billed the Company for professional services performed in 2006 and 2005:

Fees	2006	2005

Audit Fees (1)	$435,200	$401,000

Audit-related Fees (2)	33,000	40,000

Tax Fees (3)	141,225	127,000

All Other Fees (4)	1,500	1,500

Total	$610,925	$569,500

____________

(1)

Fees for audit services billed in 2006 and 2005 included:

•

audit of the Company’s annual financial statements;

•

reviews of the Company’s quarterly financial statements;

•

audit of the Company’s internal control over financial reporting; and

•

consents and other services related to various matters including the SEC matters.

•

audits of airport passenger facility charges;

•

immigration and naturalization service user fees agreed-upon procedures.

(2)

Fees for audit-related services billed in 2006 and 2005 included audits of employee benefit plans.

(3)

Tax compliance services are services rendered based upon facts already in existence or transactions that have already occurred to document, compute and obtain government approval for amounts to be included in tax filings.  Fees for tax services billed in 2006 and 2005 included:

•

federal, state and local income tax return assistance;

•

sales and use, property and other tax return assistance;

•

requests for technical advice from taxing authorities; and

•

assistance with tax audits and appeals.

Fees for other tax services billed in 2006 included:

•

tax services related to e-filing; and

•

tax consultation for initial analysis of expansion in selected focus cities.

Fees for other tax services billed in 2005 included:

•

tax consultation and assistance relating to proof of taxation in respect to Wisconsin fuel tax refund claims and process; and

•

tax consultation related to Kansas City expansion.

(4)

Fees for other services provided billed in 2006 and 2005 included:  access to the Deloitte Accounting Research Tool (DART).  DART, a Web-based accounting research system, is a paid subscription service that features Deloitte & Touche LLP’s proprietary accounting guidance and includes comprehensive authoritative accounting and regulatory literature.

Pre-Approval Policy and Independence

The Audit Committee pre-approves all audit and permissible non-audit services provided by the independent auditors.  The Audit Committee approved 100% of the services performed by Deloitte in 2006, as identified above.  The Audit Committee considered the non-audit services provided by Deloitte in 2006 and 2005 and determined that the provision of those services is compatible with maintaining auditor independence.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act of 1934, as amended, requires the Company’s officers and directors to file reports concerning the ownership of Company equity securities with the SEC.  The Company files the required reports on behalf of the officers and directors.  The Company believes that, during the year ended December 31, 2006, all of its directors and executive officers complied with Section 16(a) filing requirements, except that a Form 4 for each of Messrs. Bergstrom, Payne, Skinner, Sonnentag, Stratton and Treitel and Ms. Solberg was not timely filed in connection with an award of Common Stock in payment of annual retainer fees in April 2006 due to a clerical error.

RELATED PARTY TRANSACTIONS

The corporate governance standards of the American Stock Exchange require that related party transactions be subject to review and oversight by a listed company’s audit committee or board of directors.  While the Company does not have written policies and procedures relating to the review, approval or ratification of related party transactions, any such transactions involving the Company are subject to review and oversight in accordance with the American Stock Exchange requirement.

OTHER MATTERS

Proxy Solicitation

The Company has retained MacKenzie Partners Inc. (“MacKenzie”) to assist in soliciting WHITE proxies from banks, brokers, nominees, institutions and individuals.  The Company has agreed to pay MacKenzie fees of approximately $__________ for assisting the Board of Directors in soliciting proxies for the Meeting, and has agreed to reimburse MacKenzie for its reasonable out-of-pocket expenses.  The agreement with MacKenzie contains customary indemnification provisions and provides for exclusive solicitation services under certain circumstances for a one-year period.  MacKenzie anticipates that it will use approximately 40 persons in its solicitation efforts.  Arrangements will also be made with custodians, nominees and fiduciaries for forwarding proxy solicitation materials to beneficial owners of shares held as of the Record Date.  The Company will reimburse such custodians, nominees and fiduciaries for reasonable expenses incurred in connection therewith.  In addition, directors, officers and employees of the Company may solicit WHITE proxies, but such persons will receive no additional compensation for such services.  Solicitation may be conducted in person, by telephone, by use of the Internet, by facsimile, by telegram, by U.S. mail, by overnight courier, by advertisement or by press release.

All costs incidental to the solicitations of proxies on behalf of the Board of Directors will be borne by the Company.  Total expenditures for these solicitations are estimated to be approximately $___________ million.  Such costs do not include costs represented by salaries and wages of regular Company employees and officers.  Total expenditures to date are approximately $___________.

Annual Report on Form 10-K

The Company has filed an Annual Report on Form 10-K with the Securities and Exchange Commission for the year ended December 31, 2006.  Pursuant to the rules of the Securities and Exchange Commission, services that deliver the Company’s communications to shareholders who hold their shares through a bank, broker or other holder of record may deliver to multiple shareholders sharing the same address a single copy of the Company’s 2006 Annual Report on Form 10-K and this proxy statement.  Upon written or oral request, the Company will promptly deliver a separate copy of the Company’s 2006 Annual Report on Form 10-K and/or this proxy statement to any shareholder at a shared address to which a single copy of each document was delivered.  Shareholders may notify the Company of their requests by writing or calling Midwest Air Group, Inc., Attention:  Investor Relations, 6744 South Howell Avenue HQ-14, Oak Creek, WI, 53154; (414) 570-3954.

The Board of Directors does not intend to present at the Meeting any matters other than those set forth herein and other than AirTran’s stated intention to nominate a slate of three individuals to serve as directors of the Company, does not presently know of any other matters that may be presented to the Meeting by others.  However, if any other matters should properly come before the Meeting, it is the intention of the persons named in the enclosed proxy to vote said proxy on any such matters in accordance with their best judgment.

A shareholder who intends to present a shareholder’s proposal at the 2008 Annual Meeting of Shareholders pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (“Rule 14a-8”) must deliver the proposal to the Company no later than January 17, 2008 if such proposal is to be included in the Company’s proxy materials for the 2008 Annual Meeting.

A shareholder who intends to present business, other than a shareholder’s proposal pursuant to Rule 14a-8, at the 2008 Annual Meeting of Shareholders must comply with the requirements set forth in the Company’s Bylaws.  Among other things, a shareholder must give written notice to the Secretary of the Company not less than 45 days and not more than 70 days prior to the first anniversary of the date on which the Company first mailed its proxy materials for its 2007 Annual Meeting of Shareholders.  Therefore, because the Company will mail this proxy statement on May 16, 2007, the Company must receive written notice of a shareholder’s intent to present business, other than pursuant to Rule 14a-8, at the 2008 Annual Meeting of Shareholders no sooner than March 7, 2008 and no later than April 1, 2008.  If the notice is received after April 1, 2008, then the Company is not required to present such proposal at the 2008 Annual Meeting of Shareholders because the notice will be considered untimely.  If the Board of Directors chooses to present such a shareholder’s proposal submitted after April 1, 2008 at the 2008 Annual Meeting of Shareholders, then the persons named in proxies solicited by the Board of Directors for such meeting may exercise discretionary voting power with respect to such proposal.

Milwaukee, Wisconsin May 16, 2007	By Order of the Board of Directors, Carol N. Skornicka Senior Vice President-Corporate Affairs, Secretary and General Counsel

APPENDIX A

INFORMATION CONCERNING PERSONS WHO MAY ASSIST

IN THE COMPANY’S

SOLICITATION OF PROXIES

To the extent not included in the proxy statement to which this Appendix A is attached, set forth below are the names, principal business addresses and the present principal occupations or employment, of the directors, director nominees, officers, employees and other representatives of the Company who may assist in the Company’s solicitation of proxies in connection with the 2007 Annual Meeting of Shareholders, and the name, principal business and address of any corporation or other organization in which their employment is carried on.  To the extent they assist the Company in its solicitation of proxies for the Meeting, these persons will be deemed “participants” under SEC rules.  For ease of reference, we refer to these persons as “potential participants” in this section of the proxy statement.

Directors

The principal occupations and other information regarding the Company’s directors is set forth under the “Election of Directors” section of the proxy statement to which this Appendix A is attached.  The name and business addresses of the principal employers of the Company’s directors are as follows:

Name	Address

John F. Bergstrom	Bergstrom Corporation P.O. Box 777 Neenah, Wisconsin 54947

James R. Boris	242 Sheridan Road Kenilworth, Illinois 60043

Timothy E. Hoeksema	Midwest Air Group, Inc. 6744 South Howell Avenue Oak Creek, Wisconsin 53154

Ulice Payne, Jr.	Addison-Clifton, LLC 13555 Bishops Court, Ste. 245 Brookfield, Wisconsin 53005

Samuel K. Skinner	Greenberg Traurig LLP 77 West Wacker Drive, Suite 2400 Chicago, Illinois 60601

Elizabeth T. Solberg	Communications Partners, Inc. 850 West 52nd Street Kansas City, Missouri 64112

Richard H. Sonnentag	Cobham Group LP W302 S1630 Brandy Brook Road Waukesha, Wisconsin 53188

Frederick P. Stratton	10134 North Port Washington Road #2B Mequon, Wisconsin 53092

David H. Treitel	Simat Helliesen & Eichner, Inc. 90 Park Avenue New York, New York 10016

Executive Officers

The principal occupations of the Company executive officers who are participants in the Company’s solication of proxies are set forth below.  Unless otherwise indicated, the principal occupation refers to the participant’s position with the Company, and the business address is Midwest Air Group, Inc., 6744 South Howell Avenue, Oak Creek, Wisconsin 53154.

Name	Principal Occupation

Timothy E. Hoeksema	Chairman of the Board, President and Chief Executive Officer

Scott R. Dickson	Senior Vice President and Chief Marketing Officer

Dennis J. O’Reilly	Treasurer and Director of Investor Relations

David C. Reeve	Senior Vice President-Operations; President and Chief Executive Officer, Skyway Airlines, Inc.

Curtis E. Sawyer	Senior Vice President, Chief Financial Officer and Controller

Carol N. Skornicka	Senior Vice President-Corporate Affairs, Secretary and General Counsel

Christopher I. Stone	Senior Vice President-Human Resources

Officers and Employees

The principal occupations of the Company (non-executive) officers and employees who are participants in the Company’s solicitation of proxies are set forth below.  Unless otherwise indicated, the principal occupation refers to the participant’s position with the Company, and the business address is Midwest Air Group, Inc., 6744 South Howell Avenue, Oak Creek, Wisconsin 53154.

Name	Principal Occupation

Mary K. Blundell	Vice President-Customer Service

Christopher S. Hennessy	Controller

Wayne R. Jamroz	Vice President-Maintenance and Engineering

Cindy Johnson	Director, Compensation and Benefits

Lynda Kohler	Director, Airline Partner Services

Clark Leonhardt	Director, Purchasing and Materials Management

Christopher T. Magulski	General Manager, Sales

Melissa Skluzacek	Director, Pricing and Revenue Management

Randall K. Smith	Vice President-Sales and Distribution

Joseph Trojan	Manager, Financial Reporting

Christopher D. White	Vice President-Safety and Regulatory Compliance

Mark J. Zweidinger	Vice President-Flight Operations

Information Regarding Ownership of Company Securities by Participants

None of the persons listed above under “Directors”, “Executive Officers” or “Officers and Employees” owns any Company securities of record but not beneficially.  The number of shares of Company Common Stock directly or indirectly beneficially owned as of March 26, 2007 by directors, director nominees and the named executive officers is set forth under “Stock Ownership of Management and Others” in this proxy statement.

To the extent not included in the proxy statement to which this Appendix A is attached, the number of shares of Company Common Stock directly or indirectly beneficially owned as of March 26, 2007 by the executive officers listed above under “Executive Officers” is set forth below.

Name	Share Ownership (1)

Dennis J. O’Reilly	55,743

Christopher I. Stone	149,005

_______________

(1)

Includes shares of Common Stock that may be purchased under currently exercisable stock options within 60 days of the Record Date, as follows:  Mr. O’Reilly, 41,066 shares; and Mr. Stone, 114,570 shares.

The number of shares of Company Common Stock directly or indirectly beneficially owned as of March 26, 2007 by the individuals listed above under “Officers and Employees” is set forth below.

Name	Share Ownership

Mary K. Blundell	48,397(1)

Christopher S. Hennessy	3,066(2)

Wayne R Jamroz	26,513(1)

Cindy Johnson	666(2)

Lynda Kohler	3,436(2)

Clark Leonhardt	1,966(1)

Christopher T. Magulski	739(2)

Melissa Skluzacek	916(2)

Randall K. Smith	15,233(2)

Joseph Trojan	0

Christopher D. White	48,377(1)

Mark J. Zweidinger	0

_______________

(1)

Includes shares of Common Stock that may be purchased under currently exercisable stock options within 60 days of the Record Date, as follows:  Ms. Blundell, 47,703; Mr. Jamroz, 24,106; Mr. Leonhardt, 1,266 and  Mr. White, 47,516.

(2)

Represents shares of Common Stock that may be purchased under currently exercisable stock options within 60 days of the Record Date.

Information Regarding Transactions in Company Securities by Participants

The following table sets forth purchases and sales during the past two years of shares of the Company Common Stock by the persons listed above under “Directors”, “Executive Officers” and “Officers and Employees”.  All transactions were in the public market and none of the purchase price or market value of those shares is represented by funds borrowed or otherwise obtained for the purpose of acquiring and holding such securities.  Persons listed above who are not included in the table did not engage in any purchases or sales of Common Stock during the past two years.

Name	Date	Type of Transaction	Number of Shares	Note

Directors

John F. Bergstrom	4/20/05	Payment	7,555	Annual Retainer Fees in Stock under the 2005 Non-Employee Director Stock Plan
	4/26/06	Payment	2,537	Annual Retainer Fees in Stock under the 2005 Non-Employee Director Stock Plan

James R. Boris	11/1/06	Payment	2,880	Annual Retainer Fees in Stock under the 2005 Non-Employee Director Stock Plan
	11/30/06	Payment	121	Payment of Meeting Fees in Stock under the Non-Employee Director Stock Plan
	12/29/06	Payment	260	Payment of Meeting Fees in Stock under the Non-Employee Director Stock Plan
	12/30/06	Payment	130	Payment of Meeting Fees in Stock under the Non-Employee Director Stock Plan
	1/31/07	Payment	599	Payment of Meeting Fees in Stock under the Non-Employee Director Stock Plan
	2/28/07	Payment	389	Payment of Meeting Fees in Stock under the Non-Employee Director Stock Plan
	3/30/07	Payment	370	Payment of Meeting Fees in Stock under the Non-Employee Director Stock Plan

Ulice Payne, Jr.	4/20/05	Payment	6,869	Annual Retainer Fees in Stock under the 2005 Non-Employee Director Stock Plan
	4/26/06	Payment	2,307	Annual Retainer Fees in Stock under the 2005 Non-Employee Director Stock Plan

Samuel K. Skinner	4/20/05	Payment	6,869	Annual Retainer Fees in Stock under the 2005 Non-Employee Director Stock Plan
	4/26/06	Payment	2,307	Annual Retainer Fees in Stock under the 2005 Non-Employee Director Stock Plan

Elizabeth T. Solberg	4/20/05	Payment	6,869	Annual Retainer Fees in Stock under the 2005 Non-Employee Director Stock Plan
	4/26/06	Payment	2,307	Annual Retainer Fees in Stock under the 2005 Non-Employee Director Stock Plan

Richard H. Sonnentag	4/20/05	Payment	8,242	Annual Retainer Fees in Stock under the Non-Employee Director Stock Plan
	4/26/06	Payment	2,768	Annual Retainer Fees in Stock under the 2005 Non-Employee Director Stock Plan
Frederick P. Stratton	4/20/05	Payment	6,869	Annual Retainer Fees in Stock under the Non-Employee Director Stock Plan
	4/26/05	Purchase	3,000
	4/26/05	Disposition (Gift)	3,000
	4/26/06	Payment	2,307	Annual Retainer Fees in Stock under the 2005 Non-Employee Director Stock Plan

Name	Date	Type of Transaction	Number of Shares	Note

David H. Treitel	4/20/05	Payment	7,555	Annual Retainer Fees in Stock under the Non-Employee Director Stock Plan
	4/21/05	Purchase	10,000
	4/26/06	Payment	2,537	Annual Retainer Fees in Stock under the 2005 Non-Employee Director Stock Plan
	1/31/07	Payment	299	Payment of a portion of Meeting Fees in Stock under the Non-Employee Director Stock Plan
	2/28/07	Payment	97	Payment of a portion of Meeting Fees in Stock under the Non-Employee Director Stock Plan
	3/30/07	Payment	282	Payment of a portion of Meeting Fees in Stock under the Non-Employee Director Stock Plan

Executive Officers

Timothy E. Hoeksema	3/17/05	Option Grant	36,000	Pursuant to 1995 Equity Incentive Plan (“1995 Plan”)
	4/20/05	Restricted Stock Grant	50,000	Pursuant to 2005 Equity Incentive Plan (“2005 Plan”)
	4/25/05	Purchase	10,000
	2/15/06	Restricted Stock Grant	45,000	Pursuant to 2005 Plan
	2/15/06	Option Grant	100,000	Pursuant to 2005 Plan
	2/14/07	Restricted Stock Grant	45,000	Pursuant to 2005 Plan
	2/14/07	Option Grant	75,000	Pursuant to 2005 Plan

Curtis E. Sawyer	3/17/05	Option Grant	10,000	Pursuant to 1995 Plan
	4/20/05	Restricted Stock Grant	5,000	Pursuant to 2005 Plan
	2/15/06	Restricted Stock Grant	7,900	Pursuant to 2005 Plan
	2/15/06	Option Grant	20,400	Pursuant to 2005 Plan
	2/14/07	Restricted Stock Grant	12,000	Pursuant to 2005 Plan
	2/14/07	Option Grant	14,000	Pursuant to 2005 Plan

David C. Reeve	3/17/05	Option Grant	10,000
	4/20/05	Restricted Stock Grant	21,667	Pursuant to 2005 Plan
	2/15/06	Restricted Stock Grant	6,600	Pursuant to 2005 Plan
	2/15/06	Option Grant	17,160	Pursuant to 2005 Plan
	2/14/07	Restricted Stock Grant	11,500	Pursuant to 2005 Plan
	2/14/07	Option Grant	13,500	Pursuant to 2005 Plan

Carol N. Skornicka	3/17/05	Option Grant	10,000	Pursuant to 1995 Plan
	4/20/05	Restricted Stock Grant	20,000	Pursuant to 2005 Plan
	2/1/06	Option Exercise and Hold	6,000
	2/15/06	Restricted Stock Grant	7,000	Pursuant to 2005 Plan
	2/15/06	Option Grant	18,100	Pursuant to 2005 Plan
	2/14/07	Restricted Stock Grant	11,500	Pursuant to 2005 Plan
	2/14/07	Option Grant	13,500	Pursuant to 2005 Plan

Christopher I. Stone	3/17/05	Option Grant	10,000	Pursuant to 1995 Plan
	4/20/05	Restricted Stock Grant	18,334	Pursuant to 2005 Plan
	2/15/06	Restricted Stock Grant	6,400	Pursuant to 2005 Plan
	2/15/06	Option Grant	16,710	Pursuant to 2005 Plan
	2/14/07	Restricted Stock Grant	9,500	Pursuant to 2005 Plan
	2/14/07	Option Grant	10,500	Pursuant to 2005 Plan

Scott R. Dickson	1/10/05	Option Grant	20,000	Pursuant to 1995 Plan
	4/20/05	Restricted Stock Grant	5,000	Pursuant to 2005 Plan
	2/15/06	Restricted Stock Grant	7,700	Pursuant to 2005 Plan
	2/15/06	Option Grant	19,980	Pursuant to 2005 Plan
	2/14/07	Restricted Stock Grant	12,000	Pursuant to 2005 Plan
	2/14/07	Option Grant	14,000	Pursuant to 2005 Plan

Name	Date	Type of Transaction	Number of Shares	Note
Dennis J. O’Reilly	3/17/05	Option Grant	3,000	Pursuant to 1995 Plan
	4/20/05	Restricted Stock Grant	8,500	Pursuant to 2005 Plan
	2/15/06	Restricted Stock Grant	2,500	Pursuant to 2005 Plan
	2/15/06	Option Grant	6,500	Pursuant to 2005 Plan
	8/4/06	Option Exercise and Sale	6,000
	2/14/07	Restricted Stock Grant	2,500	Pursuant to 2005 Plan
	2/14/07	Option Grant	6,500	Pursuant to 2005 Plan

Officers and Employees

Christopher Hennessy	9/6/06	Exercise and Sale	900

Clark Leonhardt	4/05	Purchase	100

Randall K. Smith	8/25/06	Exercise and Sale	6,900

Miscellaneous Information Concerning Participants

Except as described in this Appendix A or elsewhere in this proxy statement, none of the persons listed under “Directors”, “Executive Officers” or “Officers and Employees” is, or within the past year was, a party to any contracts, arrangements or understandings with any person with respect to any Company securities, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies.

Except as described in this Appendix A or otherwise disclosed in this proxy statement, no person listed above under “Directors”, “Executive Officers” or “Officers and Employees” or any of his or her “associates” beneficially owns (within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, any shares or other securities of the Company or any of its subsidiaries.

Except as described in this Appendix A or elsewhere in this proxy statement, there have been no transactions or series of similar transactions since January 1, 2005, or any currently proposed transaction or series of similar transactions (i) to which the Company or any of its subsidiaries was or is to be a party, (ii) in which the amount involved exceeds $120,000 and (iii) in which (A) any person listed above under “Directors”, “Executive Officers” or “Officers and Employees” or any of such persons’ associates, (B) any security holder known to the Company to own of record or beneficially more than 5% of Company voting securities or (C) any member of the immediate family of any person specified in (A) or (B) had or will have a direct or indirect material interest.

Except as described below or elsewhere in this proxy statement, no person listed above under “Directors”, “Executive Officers” or “Officers and Employees” or any of their associates has entered into any arrangement or understanding with any person with respect to (i) any future employment with the Company or its affiliates or (ii) any future transactions to which the Company or any of its affiliates will or may be a party.

The Company has a KEESA with Mr. Stone on the same terms as the named executive officer KEESAs described elsewhere in this proxy statement.  In addition, the Company has KEESAs (the “One-Year KEESAs”) with Ms. Blundell, Mr. O’Reilly and Mr. White on the same terms as the named executive officer KEESAs described elsewhere in this proxy statement, except, in relevant part, as follows:

•

The One-Year KEESAs are effective for a one-year period following a change of control, as opposed to a three-year period;

•

The severance payment provided to the employees under the One-Year KEESAs in the event of a termination of employment by the individual for “good reason” or by the Company without “cause” following a change of control is an amount equal to the employee’s “annual cash compensation,” as opposed to a maximum of three times that amount; and

•

The One-Year KEESAs do not provide for a lump sum payment equal to the value of the qualified and non-qualified retirement benefits that would have accrued through the remainder of the term of the agreement following a change of control, as do the KEESAs.

Except as described in this Appendix A or otherwise disclosed in this proxy statement, no persons listed under “Directors”, “Executive Officers” or “Officers and Employees” has any substantial interest, direct or indirect, by security holdings or otherwise, in any matter to be acted upon at the Meeting (and no other person who is a party to an arrangement or understanding pursuant to which a nominee for election as director is proposed to be elected, has any such interest).

PRELIMINARY COPY

SUBJECT TO COMPLETION

ANNUAL MEETING OF SHAREHOLDERS OF

MIDWEST AIR GROUP, INC.

COMMON

JUNE 14, 2007

Please vote, date, sign,

detach and mail your proxy

card in the envelope provided

as soon as possible.

↓     Please detach and mail in the envelope provided.     ↓

▀

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF ALL NOMINEES LISTED BELOW.

PLEASE VOTE, SIGN, DATE, DETACH AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE.  ☒

1. Proposal by the Board of Directors to elect three directors to serve for a three-year term to expire at the 2010 Annual Meeting of Shareholders: NOMINEES		2. To transact such other business as may properly come before the Meeting or any adjournments or postponements thereof.
☐ FOR ALL NOMINEES ☐ WITHHOLD AUTHORITY FOR ALL NOMINEES ☐ FOR ALL EXCEPT (See instructions below)	¡ John F. Bergstrom ¡ James R. Boris ¡ Frederick P. Stratton, Jr.

Your vote is very important.  Whether or not you attend the Meeting, please take the time to vote your shares by promptly completing, signing, dating and mailing the proxy card in the postage-paid envelope provided (or, if applicable, by following the instructions supplied to you by your bank or brokerage firm for voting by telephone or via the Internet).  You retain the right to revoke the proxy at any time before it is actually voted by delivering notice of such revocation to the Secretary of the Company in open meeting or by filing with the Secretary of the Company either a notice of revocation or a duly executed proxy bearing a later date.

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee for whom you wish to withhold authority, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above.  Please note that changes to the registered name(s) on the account may not be submitted via this method.

	□	Please check here if you plan to attend the meeting. ☐

Signature of Shareholder_________________________ Date: ________ Signature of Shareholder____________________ Date: ________

Note:

This proxy must be signed exactly as the name appears hereon.  When shares are held jointly, each holder should sign.  When signing as executor, administrator, attorney, trustee or guardian, please give full title as such.  If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such.  If signer is a partnership, please sign in partnership name by authorized person.

▀		▀

Vote by Internet or Telephone or Mail

24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 11:59 p.m. Eastern Time the day prior to Meeting day.

Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your white proxy card.

Use the following control number for telephone and Internet voting:

Internet www.proxyvotenow.com/meh Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.	OR	Telephone 1-866-825-8421 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.	OR	Mail Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or telephone,

you do NOT need to mail back your proxy card.

You can view the Annual Report and Proxy on the

Internet at:  www.midwestairlines.com.

□	▀

PRELIMINARY COPY – SUBJECT TO COMPLETION

WHITE PROXY

COMMON

MIDWEST AIR GROUP, INC.

6744 South Howell Avenue

Oak Creek, Wisconsin 53154

(414) 570-4000

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON JUNE 14, 2007

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

Notice is hereby given that the Annual Meeting of Shareholders (the “Meeting”) of Midwest Air Group, Inc. (the “Company”) will be held at the Skyway Airlines Technical Services Center,  401 East Layton Avenue, Milwaukee, Wisconsin on Wednesday, June 17, 2007 at 10:00 a.m. CDT, for the purposes described below:

This Proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder.  If no direction is made, then the Proxy will be voted FOR the election of the nominees listed.

(Continued, and to be signed on the reverse side.)

▀	▀

PRELIMINARY COPY

SUBJECT TO COMPLETION

ANNUAL MEETING OF SHAREHOLDERS OF

MIDWEST AIR GROUP, INC.

SAVINGS & INVESTMENT PLAN

JUNE 14, 2007

Please vote, date, sign,

detach and mail your proxy

card in the envelope provided

as soon as possible.

↓     Please detach and mail in the envelope provided.     ↓

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THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF ALL NOMINEES LISTED BELOW.

PLEASE VOTE, SIGN, DATE, DETACH AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE.  ☒

1. Proposal by the Board of Directors to elect three directors to serve for a three-year term to expire at the 2010 Annual Meeting of Shareholders: NOMINEES		2. To transact such other business as may properly come before the Meeting or any adjournments or postponements thereof.
☐ FOR ALL NOMINEES ☐ WITHHOLD AUTHORITY FOR ALL NOMINEES ☐ FOR ALL EXCEPT (See instructions below)	¡ John F. Bergstrom ¡ James R. Boris ¡ Frederick P. Stratton, Jr.

Your vote is very important.  Whether or not you attend the Meeting, please take the time to vote your shares by promptly completing, signing, dating and mailing the proxy card in the postage-paid envelope provided (or, if applicable, by following the instructions supplied to you by your bank or brokerage firm for voting by telephone or via the Internet).  You retain the right to revoke the proxy at any time before it is actually voted by delivering notice of such revocation to the Secretary of the Company in open meeting or by filing with the Secretary of the Company either a notice of revocation or a duly executed proxy bearing a later date.

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee for whom you wish to withhold authority, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above.  Please note that changes to the registered name(s) on the account may not be submitted via this method.

	□	Please check here if you plan to attend the meeting. ☐

Signature of Shareholder_______________________ Date: ________ Signature of Shareholder___________________ Date: ________

Note:

This proxy must be signed exactly as the name appears hereon.  When shares are held jointly, each holder should sign.  When signing as executor, administrator, attorney, trustee or guardian, please give full title as such.  If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such.  If signer is a partnership, please sign in partnership name by authorized person.

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Vote by Internet or Telephone or Mail

24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 11:59 p.m. Eastern Time the day prior to Meeting day.

Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your white proxy card.

Use the following control number for telephone and Internet voting:

Internet www.proxyvotenow.com/meh Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.	OR	Telephone 1-866-825-8421 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.	OR	Mail Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or telephone,

you do NOT need to mail back your proxy card.

You can view the Annual Report and Proxy on the

Internet at:  www.midwestairlines.com.

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PRELIMINARY COPY – SUBJECT TO COMPLETION

WHITE PROXY

SAVINGS & INVESTMENT PLAN

MIDWEST AIR GROUP, INC.

6744 South Howell Avenue

Oak Creek, Wisconsin 53154

(414) 570-4000

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON JUNE 14, 2007

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

Notice is hereby given that the Annual Meeting of Shareholders (the “Meeting”) of Midwest Air Group, Inc. (the “Company”) will be held at the Skyway Airlines Technical Services Center,  401 East Layton Avenue, Milwaukee, Wisconsin on Wednesday, June 17, 2007 at 10:00 a.m. CDT, for the purposes described below:

This Proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder.  If no direction is made, then the Proxy will be voted FOR the election of the nominees listed.

(Continued, and to be signed on the reverse side.)

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